                                                                     EXHIBIT 4.3



================================================================================


                            PARTICIPATION AGREEMENT

                           DATED AS OF JULY 15, 1994

                                     AMONG

                       PHILIP MORRIS CAPITAL CORPORATION,
                              AS OWNER PARTICIPANT

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                         NOT IN ITS INDIVIDUAL CAPACITY
                     EXCEPT AS EXPRESSLY SET FORTH HEREIN,
                  AND OTHERWISE SOLELY AS OWNER TRUSTEE UNDER
        TRUST AGREEMENT [NO. 1][No. 2], DATED AS OF JULY 15, 1994, WITH
                       PHILIP MORRIS CAPITAL CORPORATION

                      THE FIRST NATIONAL BANK OF CHICAGO,
                         NOT IN ITS INDIVIDUAL CAPACITY
                     EXCEPT AS EXPRESSLY SET FORTH HEREIN,
                   AND OTHERWISE SOLELY AS INDENTURE TRUSTEE
     UNDER AN INDENTURE, DATED AS OF JULY 15, 1994, WITH THE OWNER TRUSTEE,

                      THE FIRST NATIONAL BANK OF CHICAGO,
                         NOT IN ITS INDIVIDUAL CAPACITY
                     EXCEPT AS EXPRESSLY SET FORTH HEREIN,
                  AND OTHERWISE SOLELY AS PASS THROUGH TRUSTEE
                     UNDER A PASS THROUGH TRUST AGREEMENT,
              DATED AS OF JULY 15, 1994, WITH NEWMONT GOLD COMPANY

                                      and

                              NEWMONT GOLD COMPANY
                                   as LESSEE
================================================================================


                      NEWMONT GOLD ORE TREATMENT FACILITY

                             TRUST [NO. 1][NO. 2]

                               TABLE OF CONTENTS


                                                                                                 Page
                                                                                                 ----
SECTION 1.         Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2.         Pass Through Certificates; Notes . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 3.         Participation by the Owner Participant . . . . . . . . . . . . . . . . . . . .   2

SECTION 4.         Purchase, Sale, Financing and Lease of the Undivided
                      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 5.         Notice of Closing; Closing . . . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 6.         Representations, Warranties and Agreements of the Pass
                      Through Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 7.         Representations, Warranties and Agreements of the Owner
                      Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 8.         Representations, Warranties and Agreements of the Owner
                      Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 9.         Representations, Warranties and Agreements of the Indenture
                      Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 10.        Representations, Warranties and Agreements of Newmont  . . . . . . . . . . . .  12

SECTION 11.        Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 12.        Consent to Assignment of the Lease; Consent to Indentures  . . . . . . . . . .  32

SECTION 13.        Indemnities and Agreements . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 14.        Redemption of Notes Upon a Refunding.  . . . . . . . . . . . . . . . . . . . .  40





                                      (i)

                                                                                                         Page
                                                                                                         ----
SECTION 15.        Transaction Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 16.        Brokerage and Finders' Fees and Commissions  . . . . . . . . . . . . . . . . . . . . .  42

SECTION 17.        Owner Participant's Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

SECTION 18.        Survival of Representations and Warranties; Binding Effect . . . . . . . . . . . . . .  45

SECTION 19.        Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

SECTION 20.        Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47


APPENDIX A         Definitions

SCHEDULE 1         Notice of Closing and Certificate

SCHEDULE 2         Schedule of Governmental Actions

SCHEDULE 3         Schedule of Liens


                                    EXHIBITS


EXHIBIT A          Trust Agreement

EXHIBIT B          Lease

EXHIBIT C          Indenture

EXHIBIT D          Pass Through Trust Agreement

EXHIBIT E          Tax Indemnity Agreement [Newmont and
                      Owner Participant only]

EXHIBIT F          Ground Lease and Easement

EXHIBIT G          Support Agreement



                                      (ii)

EXHIBIT H          Assignment of Contracts

EXHIBIT I          Bill of Sale

EXHIBIT J          Form of Opinion of Owner Participant's Counsel

EXHIBIT K          Form of Opinion of John S. Savage, Esq.

EXHIBIT L          Form of Opinion of Owner Trustee's Counsel

EXHIBIT M          Form of Opinion of Indenture Trustee's Counsel

EXHIBIT N          Form of Opinion of Newmont's Counsel

EXHIBIT O          Form of Opinion of Newmont's General Counsel

EXHIBIT P-1        Form of Opinion of Owner Participant's Nevada Counsel

EXHIBIT P-2        Form of Opinion of Newmont's Nevada Counsel

EXHIBIT Q          Form of Opinion of Pass Through Trustee's Counsel

EXHIBIT R          Form of Owner Participant Transfer Agreement







                                     (iii)

                            PARTICIPATION AGREEMENT



                 THIS PARTICIPATION AGREEMENT, dated as of July 15, 1994, among PHILIP MORRIS CAPITAL CORPORATION, a Delaware corporation (the Owner Participant), SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity (Shawmut) except as expressly set forth herein, and otherwise solely as owner trustee (the Owner Trustee or the Lessor) under Trust Agreement [No. 1][No. 2] referred to herein, THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, not in its individual capacity (First Chicago) except as expressly set forth herein, and otherwise solely as indenture trustee (the Indenture Trustee) under the Indenture referred to herein, THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, not in its individual capacity except as expressly set forth herein, and otherwise solely as pass through trustee (the Pass Through Trustee) under the Pass Through Trust Agreement referred to herein, and NEWMONT GOLD COMPANY, a Delaware corporation (Newmont or the Lessee).


                             W I T N E S S E T H :


                 WHEREAS, the Owner Participant desires to acquire, through the Trust, the Undivided Interest and to cause the Owner Trustee to lease the Undivided Interest to the Lessee under the Lease; and

                 WHEREAS, Newmont is willing to sell the Undivided Interest to the Trust and to lease the Undivided Interest back from the Lessor under the Lease.

                 NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:


                 SECTION 1.  DEFINITIONS.

                 For the purposes hereof, capitalized terms used herein and not otherwise specifically defined herein shall have the meanings assigned to them in

Appendix A hereto. References in this Agreement to sections, paragraphs and clauses are to sections, paragraphs and clauses in this Agreement unless otherwise indicated.


                 SECTION 2.  PASS THROUGH CERTIFICATES; NOTES.

                 Subject to the satisfaction of the conditions of paragraph (a) of Section 5 and Section 11, and subject to the receipt by the Pass Through Trustee of the proceeds of the Pass Through Certificates issued and sold pursuant to the Underwriting Agreement, on the Closing Date the Pass Through Trustee shall purchase from the Owner Trustee Notes in aggregate original principal amount, and for an aggregate purchase price, equal to the product obtained by multiplying the Loan Percentage by Facility Cost (the amount of such purchase, the Loan). The proceeds of the Loan (collectively the Loan Proceeds) shall be paid directly to the Indenture Trustee in immediately available funds by transfer to an account of the Indenture Trustee at Chemical Bank. The Loan shall be evidenced by Notes issued by the Owner Trustee under and pursuant to the Indenture and such Notes shall be in the principal amount, bear interest at the rates per annum, and be payable as to principal, premium, if any, and interest on the dates, set forth in the Notice of Closing and in the Supplemental Indenture creating such Notes.


                 SECTION 3.  PARTICIPATION BY THE OWNER PARTICIPANT.

                 (a) Subject to the satisfaction of the conditions of paragraph (a) of Section 5 and Section 11, on the Closing Date the Owner Participant agrees to make an investment with respect to the Undivided Interest in an amount (the Investment) equal to the product obtained by multiplying the Investment Percentage by Facility Cost; provided however, that the Investment shall not exceed the Owner Participant's Maximum Investment Commitment. The proceeds of the Investment shall be paid directly to the Owner Trustee, in immediately available funds, by transfer to an account of the Owner Trustee at Chemical Bank.

                 (b) If the Owner Participant shall have made its Investment on the Closing Date, so long as no Event of Default or Bankruptcy Default shall have occurred and be continuing and no Event of Loss shall have occurred, the Owner Participant agrees solely for the benefit of the Lessee to make an additional investment on July 5, 1995, in an amount (the Additional Investment) equal to the aggregate amount of all accrued and unpaid interest on the Notes due and payable and unpaid on such date; provided, however, that the Additional Investment, when added to the Investment shall not exceed the Owner Participant's Maximum Investment Commitment. The proceeds of the Additional Investment shall be paid directly to the Indenture Trustee, in immediately available funds, prior to 11:00 a.m. on July 5, 1995, by transfer to the Indenture Trustee as payment of Interim Rent on behalf of the Lessee.


                 SECTION 4. PURCHASE, SALE, FINANCING AND LEASE OF THE UNDIVIDED INTEREST.

                 Subject to the satisfaction of the conditions of paragraph (a) of Section 5 and Section 11 and receipt from (i) the Owner Participant of its Investment, and (ii) Pass Through Trustee of the Loan Proceeds, at the Closing on the Closing Date the Owner Trustee agrees to purchase, and Newmont agrees to sell, the Undivided Interest for a purchase price (the Purchase Price) equal to the Facility Cost, and the Owner Trustee agrees to lease the Undivided Interest to the Lessee, and the Lessee agrees to lease the Undivided Interest from the Owner Trustee, pursuant to the Lease.


                 SECTION 5.  NOTICE OF CLOSING; CLOSING.

                 (a) Notice of Closing. On the date on which the Registration Statement becomes effective, which date is expected to be no earlier than September 1, 1994, and no later than September 30, 1994, Newmont shall deliver to the other parties hereto not less than five, nor more than fifteen, Business Days' prior written notice of the Closing, which notice shall be given pursuant to a notice of closing (the Notice of Closing) substantially in the form of Schedule 1 hereto, with the blanks therein completed on the basis of calculations provided by the Owner Participant and, in the case of the rates of interest, maturities and other terms of the Notes, by the Underwriters.

                 (b) Closing. Upon satisfaction of the conditions of the preceding paragraph (a) and Section 11, at a closing, which shall occur not later than 11:00 a.m. on the Closing Date (the Closing), the Owner Trustee shall (i) make the Owner Participant's Investment available to the Indenture Trustee, in immediately available funds, by transfer to the Indenture Trustee,
(ii) direct the Indenture Trustee to apply the proceeds of the Notes for the purposes set forth in Section 4 and (iii) cause the Indenture Trustee to pay the Purchase Price to Newmont, in immediately available funds, by transfer to an account of Newmont at Chemical Bank.





                 SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PASS THROUGH TRUSTEE.

                 (a) Representations and Warranties. First Chicago, as Pass Through Trustee and in its individual capacity represents and warrants that:

                 (i) Due Organization. First Chicago is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under the Pass Through Trust Agreement, this Agreement and each other Transaction Document to which it is, or is to become, a party, individually and as Pass Through Trustee and to issue, authenticate and deliver the Pass Through Certificates.

                 (ii) Due Authorization. The execution, delivery and performance of this Agreement and each other Transaction Document to which First Chicago is, or is to become, a party individually and as Pass Through Trustee have been duly authorized by First Chicago (in its individual capacity or as Pass Through Trustee, as the case may
         be).

                 (iii) Execution. This Agreement and each other Transaction Document to which First Chicago is, or is to become, a party (in its individual capacity or as Pass Through Trustee, as the case may be) have been, or on or before the Closing Date will have been, duly executed and delivered by First Chicago or the Pass Through Trustee and constitute, or upon execution and delivery thereof will, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute legal, valid and binding obligations of First Chicago or the Pass Through Trustee, as the case may be, enforceable against First Chicago or the Pass Through Trustee, as the case may be, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

                 (iv) No Violation. The execution and delivery by (x) First Chicago of the Pass Through Trust Agreement and this Agreement, to the extent First Chicago is a party thereto and hereto in its individual capacity, and (y) the Pass Through Trustee of this Participation Agreement and each other Transaction Document to which the Pass Through Trustee is, or is to become, a party, are not or will not be, and the performance by First Chicago, in its individual capacity or as Pass Through Trustee, as the case may be, of its obligations under each will not be, inconsistent with the articles of association or by-laws of First Chicago, and do not and will not contravene any Governmental Rule of the United States of America or the State of Illinois governing the banking or trust powers of First Chicago, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which First Chicago is a party or by which it is bound or require any Governmental Action relating to the banking or trust powers of First Chicago under any Federal or Illinois law, except such as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished.

                 (v) Defaults. To the best knowledge of First Chicago, no Default or Indenture Default has occurred and is continuing. Neither First Chicago, in its individual and trustee capacity, nor the Pass Through Trustee is in violation of any of the terms of this Agreement or any other Transaction Document to which it is, or is to become, a party.

                 (vi) Litigation. There is no action, suit, investigation or proceeding pending or, to the knowledge of First Chicago, threatened against First Chicago or the Pass Through Trustee before any Governmental Authority or arbitrator and which relates to First Chicago's banking or trust powers and which, individually or in the aggregate, if decided adversely to the interests of First Chicago, would have an adverse effect upon the ability of First Chicago to perform its obligations under this Agreement or any other Transaction Document to which it is, or is to become, a party.

                 (b) Agreements. First Chicago agrees, in its individual capacity that:

                 (i) Discharge of Liens. First Chicago will not create or permit to exist, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge all Liens on any part of the

         Indenture Estate which result from claims against First Chicago not related to the Indenture, the Deed of Trust, the Pass Through Trust Agreement or the transactions contemplated by the Transaction Documents.

                 (ii) Assignments. The Pass Through Trustee shall not transfer or assign to any financial institution, or other Person or entity, all or any portion of its or the Pass Through Trustee's rights and obligations under this Agreement or any Transaction Document, except to a successor trustee under, and in accordance with the terms and provisions of, the Pass Through Trust Agreement.

                 (iii) Quiet Enjoyment. Except in respect of the Pass Through Trustee's rights as Holder of Notes, the Lessee's use of the Facility shall not be interrupted by the Pass Through Trustee or First Chicago or any Person claiming through or under the Pass Through Trustee or First Chicago.

                 (iv) Pass Through Trust Agreement. Neither First Chicago nor the Pass Through Trustee shall consent to any amendment, modification or change to the Pass Through Trust Agreement without the prior written approval of the Owner Participant and, if no Event of Default or Bankruptcy Default shall have occurred and be continuing, the Lessee.


                 SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE OWNER PARTICIPANT.

                 (a) Representations and Warranties. The Owner Participant represents and warrants that:

                 (i) Due Organization. The Owner Participant is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under this Agreement and each other Transaction Document to which it is, or is to become, a party.

                 (ii) Due Authorization. This Agreement and each other Transaction Document to which it is, or is to become, a party have been duly authorized by all necessary corporate action on the part of the Owner Participant and do not require the consent or approval of stockholders of the Owner Participant or any trustee or holder of any indebtedness or other obligation of the Owner Participant, except such as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished.

                 (iii) Execution. This Agreement and each other Transaction Document to which it is, or is to become, a party have been, or on or before the Closing Date will have been, duly executed by the Owner Participant and constitute, or upon execution and delivery thereof will constitute, legal, valid and binding obligations of the Owner Participant, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

                 (iv) No Violation. Neither the execution, delivery or performance by the Owner Participant of this Agreement or any other Transaction Document to which it is, or is to become, a party, nor the consummation by the Owner Participant of the transactions contemplated hereby or thereby, nor compliance by the Owner Participant with the provisions hereof or thereof conflicts or will conflict with, or results or will result in the breach of any provisions of, the certificate of incorporation or by-laws of the Owner Participant, any Governmental Rule or any indenture, mortgage, contract, lease or other instrument to which the Owner Participant is a party or by which it or any of its property is bound or require any Governmental Action, except such as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished; provided, however, that the Owner Participant makes no representation or warranty as to the Facility or any Governmental Rule or the requirements of any Governmental Action relating to the environment, health or safety or the use or operation of the Facility, the Facility Site or the Undivided Interest.

                 (v) No Owner Participant's Liens. Neither the execution by the Owner Participant of this Agreement or any other Transaction Document to which it is, or is to become, a party, nor the performance by the Owner Participant of its obligations hereunder or thereunder, will subject the Trust Estate or the Indenture Estate, or any portion of either thereof, to any Owner Participant's Lien.

                 (vi) Acquisition for Investment. The Owner Participant is acquiring its beneficial interest in the Trust Estate for its own account, for investment, and not with a view to, or for sale in connection with, any distribution thereof.

                 (vii) ERISA. No part of the funds to be used by the Owner Participant to acquire its beneficial interest in the Trust Estate constitutes assets of any ERISA Plan.

                 (viii) Tangible Net Worth. The Owner Participant has a Tangible Net Worth of at least $100,000,000.

                 (b)      Agreements.  The Owner Participant agrees that:

                 (i) Owner Participant's Liens. The Owner Participant will not create or permit to exist, and it will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or cause to be discharged, all Owner Participant's Liens.

                 (ii) Transfers. Any transfer or assignment by the Owner Participant of its interest in the Trust Estate (other than its right to receive Excepted Payments) or any of the Transaction Documents shall be subject to, and shall be effected in accordance with, the terms and conditions hereof and of the Trust Agreement.

                 (iii) Quiet Enjoyment. The Owner Participant agrees that unless an Event of Default or Bankruptcy Default shall have occurred and be continuing, it will not take any action to interrupt the Lessee's possession, use and enjoyment of the Facility.

                 (iv) No Amendment. The Owner Participant agrees that it will not amend or supplement, or consent to any amendment of or supplement to, the Trust Agreement if such amendment or supplement would adversely affect the rights of the Holders under the Indenture or the Notes or the rights of Newmont under the Lease, as the case may be, or revoke the trust created thereunder without the prior written consent of (x) the Indenture Trustee, and (y) unless an Event of Default or Bankruptcy Default has occurred and is continuing, Newmont.


         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE OWNER TRUSTEE.

                 (a) Representations and Warranties. Shawmut, as Owner Trustee and (except as otherwise provided in the last sentence of this Section 8(a)) in its individual capacity, represents and warrants that:

                 (i) Due Organization. Shawmut is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under (x) the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Agreement and, (y) acting as Owner Trustee, this Agreement and each other Transaction Document to which the Owner Trustee is, or is to become, a party.

                 (ii) Due Authorization; Enforceability, etc. This Agreement and each other Transaction Document to which Shawmut is, or is to become, a party (in its individual capacity or as Owner Trustee, as the case may be) has been, or on or before the Closing Date will have been, duly executed and delivered by Shawmut or the Owner Trustee, as the case may be, and constitute, or, upon execution and delivery hereof and thereof, will constitute legal, valid and binding obligations of Shawmut or the Owner Trustee, as the case may be, enforceable against Shawmut or the Owner Trustee, as the case may be, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

                 (iii) Notes. Upon execution of the Notes by the Owner Trustee, authentication thereof by the Indenture Trustee pursuant to the Indenture and delivery thereof against payment therefor in accordance with this Agreement and the Indenture, the Notes will constitute legal, valid and binding obligations of the Owner Trustee, enforceable against the Owner Trustee in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

                 (iv) No Violation. The execution and delivery by (x) Shawmut of the Trust Agreement and, to the extent Shawmut is a party hereto in its individual capacity, this Agreement, and (y) the Owner Trustee of this Agreement and each other Transaction Document (other than the Trust Agreement) to which the Owner Trustee is, or is to become, a party, are not or will not be, and the performance by Shawmut or by the Owner Trustee, as the case may be, of its obligations under each will not be, inconsistent with the articles of association or by-laws of Shawmut and do not and will not contravene any Governmental Rule of the United States of America or the State of Connecticut governing the banking or trust powers of Shawmut, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which Shawmut is a party or by which it is bound or require any Governmental Action under any Federal or Connecticut law governing its banking and trust powers, except such as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished; provided, however, that no representation is made with respect to the right, power or authority of Shawmut or the Owner Trustee to act as operator of the Undivided Interest or the Facility following an Event of Default or the termination or expiration of the Lease.

                 (v) Defaults. To the best knowledge of Shawmut, no Indenture Default or Indenture Event of Default caused by or relating to either Shawmut or the Owner Trustee has occurred and is continuing. Neither Shawmut, in its individual or trust capacity, nor the Owner Trustee is in violation of any of the terms of this Agreement or any other Transaction Document to which it is, or is to become, a party.

                 (vi) Litigation. There is no action, suit, investigation or proceeding pending or, to the knowledge of Shawmut, threatened against Shawmut or the Owner Trustee before any court, arbitrator or administrative or governmental body and which relates to Shawmut's banking or trust powers or the rights of the Owner Trustee which, individually or in the aggregate, if decided adversely to the interests of Shawmut or the Owner Trustee, as the case may be, would have an adverse effect upon the ability of Shawmut to perform its obligations under this Agreement or any other Transaction Document to which it is, or is to become, a party or of the Owner Trustee to perform its obligations under this Agreement, the Trust Agreement or any other Transaction Document to which the Owner Trustee is, or is to become a party.

                 (vii) Location of the Chief Place of Business and Chief Executive Office, etc. The chief place of business and chief executive office of the Owner Trustee and the office where its records concerning the accounts or contract rights relating to the transactions contemplated hereby are kept or located in Hartford, Connecticut.

Notwithstanding the foregoing provisions of this Section 8(a), the representations and warranties (x) in Section 8(a)(ii) and Section 8(a)(iii) as to Transaction Documents and the Notes being legal, valid and binding obligations enforceable in accordance with their respective terms, to the extent Shawmut is, or is to become, a party thereto in its capacity as Owner Trustee, and (y) in Section 8(a)(v), are given only by Shawmut in its capacity as Owner Trustee and not in its individual capacity.

                 (b) Agreements. Shawmut agrees, in its individual capacity, that:

                 (i) Discharge of Liens. Shawmut will not create or permit to exist, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, all Lessor's Liens.

                 (ii) Certain Amendments. Unless an Event of Default or Bankruptcy Default has occurred and is continuing, Shawmut will not amend any of the payment terms of any of the Notes, or take, or permit any other Person to take, any action to refund any of the Notes after the date of issue thereof pursuant to the terms of this Agreement or the Indenture, without the prior written consent of Newmont. Shawmut will not amend or supplement, or consent to any amendment of, or supplement to, the Trust Agreement if such amendment or supplement would adversely affect the rights of the Holders under the Indenture or the Notes or the rights of Newmont under the Lease, as the case may be, without the prior written consent of (x) the Indenture Trustee, and (y) unless an Event of Default or Bankruptcy Default has occurred and is continuing, Newmont.

                 (iii) Change in Chief Place of Business and Chief Executive Office, etc. The Owner Trustee shall promptly notify the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Lessee of any change in the chief place of business, the chief executive office or the place where the Owner Trustee maintains records concerning the accounts or contract rights relating to the transactions contemplated hereby, and shall so notify such parties no later than 30 days after such change.


                 SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INDENTURE TRUSTEE.

                 (a) Representations and Warranties. First Chicago, as Indenture Trustee, and in its individual capacity, represents and warrants that:

                 (i) Due Organization. First Chicago is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the corporate power and authority and legal right to enter into and perform its obligations under the Indenture, this Agreement and each other Transaction Document to which it is, or is to become, a party individually or as Indenture Trustee, and, as Indenture Trustee, to issue, authenticate and deliver the Notes.

                 (ii) Due Authorization. This Agreement and each other Transaction Document to which First Chicago is, or is to become, a party (in its individual capacity or as Indenture Trustee, as the case may be) has been, or on or before the Closing Date will have been, duly executed and delivered by First Chicago and constitute, or, upon execution and delivery hereof and thereof, will, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute legal, valid and binding obligations of First Chicago (in each such capacity), enforceable against it (in its respective capacities) in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

                 (b)      Agreements.  The Indenture Trustee agrees that:

                 (i) Discharge of Liens. First Chicago will not create or permit to exist, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Indenture Estate which result from claims against First Chicago in its individual capacity not related to the transactions contemplated by the Indenture.

                 (ii) Discharge of Indenture. The Indenture Trustee will terminate the Indenture when directed to do so pursuant to Section
         10.01 thereof.

                 (iii) Quiet Enjoyment. Except in respect of the enforcement of remedies under Section 17 of the Lease, the Lessee's use of the Facility shall not be interrupted by the Indenture Trustee or any Person claiming by, through or under the Indenture Trustee.

                 SECTION 10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF NEWMONT.

         (a) Representations and Warranties. Newmont represents and warrants that:

                 (i) Due Incorporation, etc. Newmont is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and is duly qualified or licensed as a foreign corporation to do business, and is in good standing, under the laws of the State of Nevada and any other state of the United States of America in which the conduct of its business or the ownership or leasing of assets used in its business requires such qualification and where the failure to be so qualified would have a material adverse effect on the operations, business, properties, assets or condition of Newmont and its consolidated subsidiary taken as a whole. Newmont has the corporate power and authority to carry on its business as presently conducted, to own its properties and to hold properties under lease, and to enter into and perform its obligations under this Agreement and each other Transaction Document to which it is, or is to become, a party.

                 (ii) Authorization. The execution, delivery and performance by Newmont of this Agreement and each other Transaction Document to which it is, or is to become, a party have been duly authorized by all necessary corporate action on the part of Newmont and do not and will not require the consent or approval of stockholders of Newmont or any trustee or holder of any indebtedness or other obligation of Newmont, except such as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished.

                 (iii) Execution. This Agreement and each other Transaction Document to which it is, or is to become, a party have been, or on or before the Closing Date will have been, duly executed and delivered by Newmont and constitute, or upon execution and delivery thereof will constitute, legal, valid and binding obligations of Newmont, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

                 (iv) No Violation, etc. Neither the execution, delivery or performance by Newmont of this Agreement or any other Transaction Docu-ment to which it is, or is to become, a party, nor the consummation by it of the transactions contemplated hereby or thereby (including the issuance of the Pass Through Certificates pursuant to the Underwriting Agreement), nor compliance by Newmont with the provisions hereof or thereof (a) conflicts or will conflict with, or results or will result in a breach of any of the provisions of the certificate of incorporation or by-laws of Newmont, any Governmental Rule (including the Securities Act), or any indenture, mortgage, contract, lease or other instrument to which Newmont is a party or by which it or any of its property is bound, (b) results or will result in the creation or imposition of any Lien (other than Permitted Liens) upon any property of Newmont, or (c) results or will result in a violation or breach of any Governmental Action set forth in Schedule 2 hereto.

                 (v) Governmental Actions. No Governmental Action is or will be required in connection with the execution, delivery or performance by Newmont of, or the operation of the Facility and the consummation by Newmont of the transactions contemplated by, this Agreement or any other Transaction Document to which it is, or is to become, a party, except (A) such Governmental Actions as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished, (B) such Governmental Actions as may be required under existing Governmental Rules to be obtained, given or accomplished from time to time in connection with the maintenance or operation of the Facility and which are routine in nature and which Newmont has no reason to believe may not be timely obtained, and (C) such other Governmental Actions as may be required under Governmental Rules not yet enacted or promulgated. Each Governmental Action which is required for the use and operation of the Facility, and the status thereof is set forth on Schedule 2 hereto.

                 (vi) Title to the Undivided Interest. On the Closing Date, good and marketable title to the Undivided Interest will be duly, validly and effectively conveyed and transferred to the Owner Trustee free and clear of all Liens, except Scheduled Liens.

                 (vii) Ground Lease and Easement. Newmont hereby makes the representations and warranties of Newmont set forth in the form of Ground Lease and Easement, which representations and warranties are incorporated herein by reference as though set forth herein in full.

                 (viii) Location of Office. The chief executive office and chief place of business of Newmont and the office where it keeps its records concerning its accounts or contract rights is at 1700 Lincoln Street, Denver, Colorado.

                 (ix) Financial Statements. (A) The consolidated balance sheet of Newmont and its consolidated subsidiary (i) as of December 31, 1993 and the related statements of consolidated income, changes in stockholders' equity and cash flows for the year then ended, together with the notes accompanying such financial statements, all certified by Arthur Anderson & Co., and (ii) as of June 30, 1994 and the related statements of consolidated earnings, for the three and six-month periods then ended, all certified by the Controller of Newmont, as furnished to the Owner Participant, fairly present the financial position of Newmont and its consolidated subsidiary at each such date and the results of its operations for each of the periods then ended, in conformity with GAAP applied on a consistent basis.

                 (B) There has been no material adverse change in the financial position of Newmont since June 30, 1994, other than as disclosed to the Owner Participant, the Indenture Trustee and the Pass Through Trustee in writing on or prior to the date hereof.

                 (x) Disclosure. (A) Neither the Investment Memorandum, dated April 1994, nor any other written information furnished by Newmont to the Owner Participant contained, when taken together with all other statements and information furnished to the Owner Participant, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading, under the circumstances under which any such statement was made or any such information was furnished.

                 (B) On the date it becomes effective and on the Closing Date, the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, under the circumstances under which any such statement shall have been made.

                 (C) There is no fact known to Newmont that materially and adversely affects the business or financial condition of Newmont or any material portion of its U.S. Properties, the use or operation of the Facility or its value or the ability of Newmont to perform its obligations under this Agreement or any other Transaction Document to which it is, or is to become, a party except as disclosed in Newmont's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, or in Newmont's Quarterly Report on Form 10-Q for the periods ended June
         30, 1994.



                 (xi) Litigation. There is no action, suit, investigation or proceeding pending or, to the knowledge of Newmont, threatened against Newmont before any court, arbitrator or administrative or Governmental Authority which, individually or in the aggregate, if decided adversely to the interests of Newmont, would (i) affect the validity or enforceability of any Transaction Document or (ii) have a material and adverse effect on the business or financial condition of Newmont or any material portion of its U.S. Properties, the use or operation of the Facility, its value or the ability of Newmont to perform its obligations under this Agreement or any other Transaction Document to which it is, or is to become, a party, except, in each case, as disclosed in Newmont's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, or in Newmont's Quarterly Report on Form 10-Q for the periods ended June 30, 1994, or as otherwise disclosed in writing to the Owner Participant, the Indenture Trustee and the Pass Through Trustee on or prior to the date hereof.


                 (xii) Tax Returns. Newmont has filed all Federal, state, local and foreign tax returns, if any, which were required to be filed, and has paid all Taxes shown to be due and payable on such returns, and Newmont has paid all other Taxes in respect of the Facility and the property subject to, or to become subject to, the Ground Lease and Easement, in each case to the extent that such Taxes are payable by Newmont and before they have become delinquent, except for any Taxes of which the amount, applicability or validity may be in dispute and which are currently being contested in good faith by appropriate proceedings and with respect to which Newmont has set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate.

                 (xiii) Investment Company Act. Newmont is not an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

                 (xiv) No Default, etc. Upon execution and delivery of the Lease, no Default or Event of Default shall have occurred and be continuing, no Event of Loss shall have occurred and no event of default shall have occurred and be continuing with respect to any U.S. Financial Obligation.

                 (xv) ERISA. In reliance upon, and subject to the accuracy of, the representation made by the Owner Participant in Section 7(a)(vii) and upon the limitations on the offering of the Pass Through Certificates reflected in Section 6.06 of the Pass Through Trust Agreement and in the Registration Statement and the Prospectus, the execution and delivery of this Agreement and the other Transaction Documents by Newmont and the offering of the Pass Through Certificates will not involve any prohibited transaction within the meaning of
         Section 406 of ERISA or Section 4975 of the Code.

                 (xvi) Facility Agreements. The rights granted to the Lessor under the Facility Agreements can reasonably be expected to provide the Lessor, under normal operating conditions at all times from the expiration or termination of the Lease to the expiration or termination of the Ground Lease and Easement, with (i) the leasehold interests, rights-of-way, easements, facilities, services, materials and other rights adequate to maintain, repair and replace the Facility, to the extent of the Undivided Interest, (ii) adequate ingress and egress from the Facility, to the extent of the Undivided Interest, and (iii) leasehold interests, rights-of-way, easements, facilities, services, materials, Governmental Actions and other rights adequate to operate the Facility, to the extent of the Undivided Interest, and for such period there are no leasehold interests, rights-of-way, easements, facilities, services, materials or other rights (other than Governmental Actions which may be required under any Governmental Rules applicable after the expiration or termination of the Lease) required for such operation to such extent other than those granted by or provided pursuant to the Facility Agreements. Newmont has no reason to believe that the representations made in this paragraph will not be true and correct for the period from the expiration or termination of the Lease to the expiration or termination of the Ground Lease and Easement.

                 (xvii) Facility. The Facility has been substantially completed in accordance with the Plans and Specifications and by the Closing Date all permits and licenses necessary for the commercial operation of the Facility (including the Undivided Interest) will have been received, other than any thereof that are routine in nature and that cannot be obtained, or are not normally applied for, prior to the time they are required, and that Newmont reasonably expects to obtain in due course. As designed, the Facility is, and when constructed and placed in service the Facility will be, capable of being operated for its intended use in full compliance with all Applicable Laws.

                 (xviii) Securities Act. Neither Newmont nor anyone authorized by it has directly or indirectly offered or sold any interest in the Trust Estate or any part thereof, or in any similar security or lease, or in any security or lease the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Trust Estate or any part thereof, or solicited any offer to acquire any of the same in violation of Section 5 of the Securities Act. The representation and warranty in the preceding sentence is made by the Lessee in reliance upon, and is subject to the accuracy of, the representations and warranties made by the Owner Participant in Section 7(a)(vi) hereof.

                 (xix) Environmental Matters. The Lessee is complying in all material respects with all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to the Site Interest or the Facility. To the Lessee's knowledge, (i) no Governmental Authority has issued any notice of non-compliance with any Environmental Law with respect to the Site Interest or the Facility which has not been satisfied or discharged through remediation or other appropriate action and no facts or circumstances exist in response to which a Governmental Authority could validly issue any such notice, (ii) there are no circumstances that prevents or interferes with the Lessee's ability to operate and maintain the Facility as contemplated by the Transaction Documents in material compliance with any Environmental Law, and (iii) Hazardous Materials have not at any time been used, stored, released, deposited or disposed of on or from the Site Interest or the Facility in any way contrary to the Environmental Laws, except such uses, storages, releases, deposits or disposals that are not reasonably likely to result in material liability pursuant to the Environmental Laws.

                 (xx) Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Newmont, is or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any of their Affiliates, in connection with any of the transactions contemplated herein, except for the Underwriters and Chemical Securities Inc., whose commissions or fees and expenses, as the case may be, will either be paid as part of Transaction Expenses or be paid directly by Newmont, as Newmont may elect on or prior to the Closing Date.

                 (b)      Agreements.  Newmont agrees that:

                          (i) Delivery of Documents. Newmont will deliver to the Owner Participant, the Owner Trustee and the Indenture Trustee:

                          (A) within 120 days after the close of each fiscal year of Newmont occurring after the date hereof, Newmont's Annual Report to Stockholders together with its Annual Report on Form 10-K which contains (i) the audited consolidated balance sheet of Newmont and its consolidated subsidiary at the end of, and (ii) the related statements of consolidated income, changes in stockholders' equity and cash flows for such year; provided, however, that each of such financial statements will present fairly in all material respects the consolidated financial position of Newmont and its consolidated subsidiary at December 31 of such year and the consolidated results of operations and cash flows for such year, all in conformity with GAAP and be accompanied by an opinion of Arthur Andersen & Co., or other independent public accountants of recognized national standing; provided, further however, should Newmont cease to be a reporting company under the Securities Exchange Act, then Newmont shall provide to the Owner Participant, the Owner Trustee and the Indenture Trustee together with such financial statements, within 15 days after it would have been required to file such information with the SEC, a "Management's Discussion and Analysis of Financial Condition and Results of Operations", comparable to that which Newmont would have been required to include in such annual reports, if Newmont had been subject to the requirements of the Securities Exchange Act;

                          (B) within 70 days after the end of each of the first three quarters of each of its fiscal years, its Quarterly Report to the Securities and Exchange Commission on Form 10-Q which contains (i) the unaudited condensed consolidated balance sheet of Newmont and its consolidated subsidiary at the end of, and (ii) the related consolidated statements of income, changes in stockholders' equity and cash flows for, the interim period ending at the end of such quarter; provided, however, that each of such financial statements will present fairly in all material respects the consolidated financial position of Newmont and its consolidated subsidiary at the end of such quarter, and the consolidated results of operations and cash flows for such quarter, all in conformity with GAAP; provided, however, should Newmont cease to be a reporting company under the Securities Exchange Act, then Newmont shall provide to the Owner Participant, the Owner Trustee and the Indenture Trustee together with such financial statements, within 15 days after it would have been required to file such information with the SEC, a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which Newmont would have been required to include in such quarterly reports, if Newmont had been subject to the requirements of the Securities Exchange Act;

                          (C) as soon as practicable after the same have been filed, a copy of all documents (other than those referred to in clauses (A) and (B) above) filed by Newmont with the SEC pursuant to the reporting requirements of the Securities Exchange Act or provided to its shareholders generally;

                          (D) simultaneously with the delivery of the year-end financial statements referred to in (A) above, a certificate of the Chief Financial Officer or the Treasurer of Newmont stating that such officer has reviewed, or caused to be reviewed by other employees of Newmont, this Agreement and the other Transaction Documents to which Newmont is a party and has made, or has caused to be made, a review of the transactions contemplated hereby and thereby and the condition of Newmont during such preceding fiscal year and whether, based on such review, there exists on the date of such certificate any Default, Event of Default or Event of Loss, and, if any Default, Event of Default or Event of Loss or any such event exists, specifying the nature and period of existence thereof and the action Newmont is taking and proposes to take with respect thereto;

                          (E) immediately upon Newmont becoming aware of the existence of a Default, an Event of Default or Event of Loss, a written notice specifying the nature of such event and what action Newmont is taking or proposes to take with respect thereto;

                          (F) all reports and permits required under Governmental Rules to be filed or possessed by the Owner Participant, the Owner Trustee or the Indenture Trustee with respect to the Facility;

                          (G)     promptly, (x) after the receipt or
                 preparation thereof by the Lessee, a copy of (1) any notice of alleged violation or finding of alleged violation of any Environmental Law issued by any Governmental Authority, and
                 (2) any material environmental report, study, assessment or audit obtained by Lessee from, or provided by the Lessee to, any Governmental Authority, in each case relating to the Facility or the Facility Site, and (y) after the Lessee shall have obtained actual knowledge thereof, a description in reasonable detail of any condition or occurrence relating to or affecting the Facility or the Facility Site which is likely to result in any notice described in clause (x)(1) above, together with a statement of the Lessee's proposed response thereto; and

                          (H) with reasonable promptness, such other data and information as to the Facility, the Easements or the Site Interest as from time to time may be reasonably requested by the Owner Participant.

                 (ii) Further Assurances. Newmont, at its own cost, expense and liability, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Owner Participant may from time to time reasonably request in order to more effectively carry out the intent and purposes of this Agreement and the other Transaction Documents, and the transactions contemplated hereby and thereby. Newmont, at its own cost, expense and liability, will cause the Ground Lease and Easement, the Indenture, the Purchase Documents and all financing statements, fixture filings and other documents presented for filing or recording pursuant hereto, to be recorded or filed at such places and times and in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary, or as may be reasonably requested by the Owner Participant, the Owner Trustee or the Indenture Trustee, in order to establish, preserve, protect and perfect the good and marketable title of the Owner Trustee to the Undivided Interest and, so long as any Notes are Outstanding, the first and prior security interest of the Indenture Trustee in the Indenture Estate.

                 (iii) Maintenance of Corporate Existence. Newmont shall at all times maintain its existence as a corporation under the laws of the State of Delaware, and maintain its good standing under the laws of the State of Nevada and any other State of the United States in which the conduct of its business or the ownership or leasing of assets used in its business requires such qualification and where the failure to be so qualified would have a material adverse effect on the operations, business, properties, assets or condition of Newmont and its consolidated subsidiaries taken as a whole, and will do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises derived from or arising under Applicable Laws of the United States or any state thereof; provided, however, that Newmont may discontinue any non-material right or franchise, or, if its board of directors shall determine that such discontinuance is necessary or desirable in the conduct of Newmont's business and does not materially and adversely affect or diminish any right of the Owner Participant, the Owner Trustee or the Indenture Trustee, any material right or franchise.

                 (iv) Merger, Sale, etc. Newmont may consolidate or merge with another corporation, or sell all or substantially all of its assets to another Person, provided that, (i) after giving effect thereto, no Event of Default shall have occurred and be continuing,
         (ii) no Payment Default or Bankruptcy Default shall have occurred and be continuing, (iii) in the case of any transaction among Affiliates, after giving effect to such transaction, the successor corporation shall (a) own all of the gold reserves and resources, and the related mining equipment, theretofore owned by Newmont, and (b) have no material increase in liabilities in relation to the liabilities of Newmont immediately prior thereto, (iv) in the case of any transaction other than one among Affiliates, after giving effect thereto, the successor corporation shall have a Tangible Net Worth equal to or in excess of the Tangible Net Worth of Newmont immediately prior thereto, and (v) in the case of a sale of assets, the purchaser shall have assumed the payment and performance obligations of the Lessee under the Lease and the other Transaction Documents. Any transaction permitted by this clause (iv) shall be consummated in accordance with documents, and on the basis of legal opinions, which are, in both cases, in form and scope satisfactory to the Owner Participant, the Owner Trustee and the Indenture Trustee. Prior to such transaction, the Owner Participant, the Owner Trustee and the Indenture Trustee shall receive an Officer's Certificate from the chief financial officer of Newmont certifying compliance with this clause (iv).

                 (v) Amendments, etc. to the Pass Through Trust Agreement. Newmont shall not, without the Owner Participant's prior written consent, which consent shall not be unreasonably withheld, amend, modify, supplement or waive any provision of the Pass Through Trust Agreement.

                 (vi) Completion of Facility. To the extent that the Facility has not been completed by the Closing Date, Newmont undertakes to complete the Facility in accordance with Plans and Specifications as promptly as possible.

                 (vii) Closing Date. Newmont will use its best efforts to cause the Closing Date to occur on or before September 30, 1994.

                 (viii) Change in Chief Executive Office. Newmont shall provide the Owner Trustee, the Owner Participant and the Indenture Trustee, with at least thirty (30) days' prior written notice of any change in its chief executive office, principal place of business, its name or the place where Newmont maintains its business records.


                 SECTION 11.  CONDITIONS PRECEDENT.

                 (a) Conditions Precedent. The obligation (A) of Newmont to complete the sale and leaseback of the Undivided Interest on the Closing Date pursuant to Section 4, (B) of the Owner Trustee to sell and of the Pass Through Trustee to purchase the Notes on the Closing Date pursuant to Section 2, and (C) of the Owner Participant to make its Investment on the Closing Date pursuant to Section 3, shall be subject to the fulfillment on or prior to the Closing Date of the following conditions precedent, in each case in form and substance satisfactory to the Pass Through Trustee, the Owner Participant, the Owner Trustee, the Indenture Trustee or Newmont, as the case may be.

                 (i) Notice of Closing; Transaction Documents. In the case of the Pass Through Trustee, the Owner Participant, the Owner Trustee and the Indenture Trustee, each shall have received executed copies, or sets of executed counterparts, of (A) the Notice of Closing, and (B) each Transaction Document (other than the Tax Indemnity Agreement), the Registration Statement and the Final Prospectus.

                 (ii) Adjustments to Rent. In the case of the Owner Participant and Newmont, all adjustments to Basic Rent, Stipulated Loss Value and Termination Value arising in consequence of changes in the Pricing Assumptions since the date of this Agreement shall have been made and shall be mutually acceptable to the Owner Participant and Newmont as reflective of such changes and sufficient, but only sufficient, to preserve the Owner Participant's Net Economic Return; provided, however, that the Lessee shall have no obligation to sell and leaseback the Undivided Interest hereunder if, a proposed adjustment to Basic Rent as a consequence of a Tax Law Change would cause the present value of the sum of Basic Rent Payments through the Early Buy-Out Date and the Early Buy-Out Price to increase by 100 basis points or more.

                 (iii) Tax Indemnity Agreement. In the case of the Owner Participant and Newmont, each shall have received an executed copy, or sets of executed counterparts, of the Tax Indemnity Agreement.

                 (iv) Note Issuance Request; etc. In the case of the Indenture Trustee, (A) it shall have received a request and authorization, dated the Closing Date, of the Owner Trustee to authenticate and deliver the Notes conforming to the terms set forth in the Notice of Closing upon payment to the Indenture Trustee, as provided in Section 2 hereof, of the Loan Proceeds as specified in the Notice of Closing; and (B) it shall have received the Original of the Lease.

                 (v) Execution and Delivery of Notes; Owner Participant's Investment. In the case of the Pass Through Trustee, the Owner Trustee shall have executed, and the Indenture Trustee shall have authenticated and delivered to, or at the direction of, the Pass Through Trustee, the Notes evidencing the Loan Proceeds made available on the Closing Date, as contemplated by Section 2 hereof, and the Owner Participant shall have made its Investment as contemplated by
         Section 3(a) hereof.

                 (vi) Participation Agreement and Lease. In the case of Newmont, it shall have received executed copies, or sets of executed counterparts, of this Agreement, the Lease and the Pass Through Trust Agreement.

                 (vii) Due Authorization, Execution and Delivery. All of the foregoing documents described in clauses (i), (iii), (iv), (v) and
         (vi) above shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on the Closing Date, and the Pass Through Trustee, the Owner Participant, the Owner Trustee, the Indenture Trustee and Newmont shall have received such evidence as to such authorization, execution and delivery as any such Person shall reasonably request.

                 (viii) Loan Proceeds; Proceeds of Pass Through Certificates. In the case of the Owner Participant and Newmont, the Pass Through Trustee shall have made the Loan Proceeds available to the Owner Trustee on the Closing Date. In the case of the Pass Through Trustee, all conditions to closing under the Underwriting Agreement shall have been satisfied and the Pass Through Trustee shall have received the proceeds of the issuance and sale of Pass Through Certificates in an amount equal to the sum of the Loan Proceeds and the purchase price of the notes which the Pass Through Trustee is committed to purchase pursuant to, and in accordance with the terms and conditions of, the Other Participation Agreement shall have been made available to the Pass Through Trustee from the issuance and sale of Pass Through Certificates pursuant to the Underwriting Agreement.

                 (ix) No Violation. In the case of the Owner Participant, the making by the Owner Participant of its Investment shall not violate any Applicable Law to which the Owner Participant is subject.

                 (x) Title to Undivided Interest. The Owner Trustee shall have received good, marketable and valid title to the Undivided Interest being sold and leased back on the Closing Date free and clear of all Liens, except Scheduled Liens, as a result of the execution and delivery by Newmont of the Purchase Documents.


                 (xi) Title Insurance. In the case of the Owner Participant and the Indenture Trustee, First American Title Insurance Company or another title insurance company reasonably satisfactory to the Owner Participant and the Indenture Trustee and which is licensed to do business in Nevada (the Title Company) shall have issued the following policies of title insurance:



                          (A) to the Owner Trustee, an ALTA form of Leasehold
                 Owner's Policy, and



                          (B) to the Indenture Trustee, an ALTA form of
                 Leasehold Lender's Policy,



                 (collectively, the Title Policies), each of which shall be in the amount of the Lessor's Share of $110,000,000, which amount shall insure the costs of removal and relocation of the Facility in computing the loss or damage incurred by the insured, and such Title Policies shall otherwise be in form and substance satisfactory to such Person;

                 (xii) Survey. In the case of the Owner Participant and the Indenture Trustee, each shall have received a survey (the Survey) which shows (a) the location of the Site Interest and the Conveyor Plot, and
         (b) based upon information which is available in the public records, the location of any easement or other right or burden reflected as exceptions in the Title Policies, as well as the location of any encroachments or improvements on the Site Interest which are not a part of the Facility, which Survey shall have been certified to the Owner Participant, the Indenture Trustee and the Title Company by a licensed professional surveyor reasonably satisfactory to them and shall be dated within 90 days of the Closing Date.


                 (xiii) Recording and Filing. In the case of the Owner Participant, the Pass Through Trustee and the Indenture Trustee, (A) financing statements under the Uniform Commercial Code shall have been duly filed against the Owner Trustee in respect of the security interests to be created by the Indenture; (B) financing statements and fixture filings under the Uniform Commercial Code shall have been duly filed, as precautionary filings, against Newmont in favor of the Owner Trustee (and assigned to the Indenture Trustee) in respect of the Undivided Interest; and (C) the Indenture, the Deed of Trust, the Bill of Sale, a Memorandum of Lease and the Ground Lease and Easement shall have been duly recorded, in each case in all places specified by Owner Participant's Counsel and Owner Participant's Nevada Counsel as being necessary or advisable to perfect and protect such security interests, mortgage liens and rights, and all recording and filing fees with respect to the foregoing shall have been paid by Newmont.

                 (xiv) Representations and Warranties of the Pass Through Trustee. In the case of the Owner Trustee, the Owner Participant, the Indenture Trustee and Newmont, the representations and warranties of the Pass Through Trustee set forth in Section 6(a) shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and such Persons shall have received an Officer's Certificate of the Pass Through Trustee, dated the Closing Date, to such effect.

                 (xv) Opinion of the Pass Through Trustee's Counsel. In the case of the Owner Participant, the Owner Trustee, the Indenture Trustee and Newmont, each shall have received a favorable opinion of the Pass Through Trustee's Counsel, dated the Closing Date and addressed to such Persons, to the effect set forth in Exhibit Q.

                 (xvi) Representations and Warranties of the Owner Participant. In the case of the Pass Through Trustee, the Owner Trustee, the Indenture Trustee and Newmont, the representations and warranties of the Owner Participant set forth in Section 7(a) shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and such Persons shall have received an Officer's Certificate of the Owner Participant, dated the Closing Date, to such effect and to the further effect that the Owner Participant has no actual knowledge that an Indenture Event of Default which is not a Default or Event of Default has occurred and is continuing on the Closing Date.

                 (xvii) Opinion of the Owner Participant's Counsel. In the case of the Pass Through Trustee, the Owner Trustee, the Indenture Trustee and Newmont, each shall have received favorable opinions of Owner Participant's Counsel, and John S. Savage, Esq., in each case dated the Closing Date and addressed to such Persons, to the effect set forth in Exhibit J and Exhibit K, respectively.

                 (xviii) Representation and Warranties of the Owner Trustee. In the case of the Pass Through Trustee, the Owner Participant, the Indenture Trustee and Newmont, the representations and warranties of the Owner Trustee set forth in Section 8(a) shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and such Persons shall have received an Officer's Certificate of Shawmut and a certificate of the Owner Trustee, dated the Closing Date, to such effect.

                 (xix) Opinion of the Owner Trustee's Counsel. In the case of the Pass Through Trustee, the Owner Participant, the Indenture Trustee and Newmont, each shall have received a favorable opinion of Owner Trustee's Counsel, dated the Closing Date and addressed to such Persons, to the effect set forth in Exhibit L hereto.

                 (xx) Representations and Warranties of the Indenture Trustee. In the case of the Pass Through Trustee, the Owner Participant, the Indenture Trustee and Newmont, the representations and warranties of the Indenture Trustee set forth in Section 9(a) shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and such Persons shall have received a certificate of the Indenture Trustee, dated the Closing Date, to such effect.

                 (xxi) Opinion of the Indenture Trustee's Counsel. In the case of the Pass Through Trustee, the Owner Participant, the Indenture Trustee and Newmont, each shall have received a favorable opinion of the Indenture Trustee's Counsel, dated the Closing Date and addressed to such Persons, to the effect set forth in Exhibit M.

                 (xxii) Representations and Warranties of Newmont. In the case of the Pass Through Trustee, the Owner Participant, the Owner Trustee and the Indenture Trustee, the representations and warranties of Newmont set forth in Section 10(a) and in any other Transaction Document to which Newmont is a party shall be true and correct on and as of the Closing

         Date with the same effect as though made on and as of the Closing Date and no Default, Event of Default or Event of Loss shall have occurred and be continuing on the Closing Date, and such Persons shall have received an Officer's Certificate of Newmont, dated the Closing Date, to such effect and to the further effect that, since June 30, 1994,
         (A) there has been no material adverse change in the business or financial condition of Newmont and its consolidated subsidiary, and
         (B) no event has occurred which would materially and adversely affect the ability of Newmont to perform its obligations under this Agreement or the other Transaction Documents to which it is, or is to become, a party.

                 (xxiii) Opinion of Newmont's Counsel. In the case of the Pass Through Trustee, the Owner Participant, the Owner Trustee, the Indenture Trustee and Newmont, each shall have received a favorable opinion of Newmont's Counsel, dated the Closing Date and addressed to such Persons, to the effect set forth in Exhibit N.

                 (xxiv) Opinion of Newmont's General Counsel. ln the case of the Pass Through Trustee, the Owner Participant, the Owner Trustee, the Indenture Trustee, each shall have received a favorable opinion of Newmont's General Counsel, dated the Closing Date and addressed to such Persons, to the effect set forth in Exhibit O.

                 (xxv) Opinion of Nevada counsel. In the case of the Owner Participant, it shall have received a favorable opinion of Owner Participant's Nevada Counsel and Lessee's Nevada Counsel, each dated the Closing Date and addressed to such Person, to the effect set forth in Exhibits P-1 and P-2, respectively.

                 (xxvi) Tax Opinion of Owner Participant's Counsel. In the case of the Owner Participant, it shall have received a favorable opinion of Owner Participant's Counsel, dated the Closing Date and addressed to such Person, as to such Federal tax matters as the Owner Participant may reasonably request.

                 (xxvii) Insurance Certificate. In the case of the Pass Through Trustee, the Owner Participant, the Owner Trustee and the Indenture Trustee, each shall have received a certificate of Newmont's principal insurance broker, or another insurance broker or brokers reasonably satisfactory to the Owner Participant, showing the insurance then maintained by Newmont pursuant to the Lease, specifying the amounts of property damage and liability insurance maintained by Newmont and the risks covered thereby and stating that in the opinion of such broker such insurance complies with the terms of the Lease, is in full force and effect with no outstanding claims thereunder and that all premiums due and payable with respect thereto have been paid in full.

                 (xxviii) Taxes. In the case of the Pass Through Trustee, the Owner Participant, the Owner Trustee and the Indenture Trustee, (A) all Taxes, if any, payable as of the Closing Date in connection with the execution, delivery, recording and filing of all the documents and instruments referred to in paragraph (x) of Section 11(a), or in connection with the original issue, sale and delivery of the Notes and the making by the Owner Participant of its Investment in the Trust and the purchase of the Notes by the Pass Through Trustee, and (B) all sales and use taxes relating to the consummation of the transactions contemplated hereby and by the other Transaction Documents, including the issuance of the Notes and the Pass Through Certificates, shall have been duly paid in full by Newmont, and the Owner Participant, the Pass Through Trustee and the Indenture Trustee shall have received an Officer's Certificate of the Lessee, dated the Closing Date, to such effect.

                 (xxix) Government Action. In the case of the Pass Through Trustee, the Owner Participant, the Owner Trustee, the Indenture Trustee and Newmont, Newmont shall have obtained any Governmental Action required for (A) the operation of the Facility (including the Undivided Interest) in the manner used or proposed to be used by Newmont as described in the Registration Statement, or (B) the consummation of all the transactions contemplated by this Agreement and the other Transaction Documents in accordance with their terms, and Newmont shall have provided an officer's certificate to such effect.

                 (xxx) Appraisal. (a) In the case of the Owner Participant, it shall have received a letter, dated the Closing Date, from the Independent Appraiser, containing an appraisal, in form and substance satisfactory to the Owner Participant, of the Undivided Interest, which appraisal shall reflect the Appraiser's reasonable conclusion that (A) the estimated useful life of the Facility (including the Undivided Interest) is 32 years, (B) at the expiration of the Basic Term and any Fixed Rate Renewal Term the Fair Market Value of the Undivided Interest, taking into account the effect and existence of the Facility Agreements, in the hands of a Person (unrelated to Newmont) who could lease or purchase the Undivided

         Interest from the Owner Trustee for commercial use, is estimated to be at least equal to 20% of Facility Cost, determined without including in such value any increase or decrease for inflation or deflation during the period from the Closing Date through the expiration of the Basic Term and any Fixed Rate Renewal Term, (C) the fair market value of the Undivided Interest, taking into account the effect and existence of the Facility Agreements, is at least equal to Facility Cost, (D) the Ground Lease Rent is equal to the fair market value of the interest of the Owner Trustee in the Facility Site, (E) taking into account the effect and existence of the Facility Agreements, the use of the Undivided Interest at the expiration of the Basic Term and any Fixed Rate Renewal Term by a Person unrelated to Newmont is commercially feasible, (F) on the Early Buy-Out Date the fair market value of the Undivided Interest, taking into account the effect and existence of the Facility Agreements, in the hands of a Person (unrelated to Newmont) who could lease or purchase the Undivided Interest from the Owner Trustee for commercial use, is estimated to be at least equal to the Early Buy-Out Price, determined by including in such value any increase or decrease for inflation or deflation during the period from the Closing Date through the Early Buy-Out Date, and
         (G) at the expiration of the Basic Term the Fair Market Value of the Undivided Interest, taking into account the effect and existence of the Facility Agreements, in the hands of a Person (unrelated to Newmont) who could lease or purchase the Undivided Interest from the Owner Trustee for commercial use, is estimated to be at least equal to the Fixed Price Option Price, determined by including in such value any increase or decrease for inflation or deflation during the period from the Closing Date through the expiration of the Basic Term.

                 (b) In the case of the Indenture Trustee and the Pass Through Trustee, a letter from the Appraiser concerning the matters referred to in clauses (A), (C), (D) and (E) of paragraph (a) above in form and substance satisfactory to the Indenture Trustee and the Pass Through Trustee.

                 (xxxi) Completion Letter. In the case of the Owner Participant, the Indenture Trustee and the Pass Through Trustee, each shall have received a letter, dated the Closing Date, from the Consulting Engineer in form and substance reasonably satisfactory to the Owner Participant, stating that:

                 (A)      (x)  The Facility (including the Undivided Interest)
         (1) has been substantially completed, subject only to final testing and adjustment of systems or subsystems which testing customarily occurs after commercial operation, in accordance with the Plans and Specifications, (2) has been constructed in a good and workmanlike manner in accordance with good construction and engineering practice, the Plans and Specifications and the terms and conditions of all Governmental Actions, (3) is ready and available for use by the Lessee and (4) conforms in all material respects to the description thereof in the Plans and Specifications, (y) there is no reason to believe that the Facility (including the Undivided Interest) does not have the capacity and functional ability to perform as specified in the Plans and Specifications or to perform at maximum operating capability for sustained periods, and (z) there is no event or condition existing of which such firm, after due inquiry, is aware, which would in the future adversely affect the foregoing; and

                 (B) From an engineering standpoint, the rights conveyed or granted under the Facility Agreements are sufficient to permit, for the period of at least 32 years from the Closing Date, (1) the location, occupation, situation, connection, operation, maintenance, replacement, renewal and repair of the Facility (including the Undivided Interest) on the real property subject to the Ground Lease and Easement, (2) the operation of the Facility (including the Undivided Interest) by any qualified User in such a manner as can reasonably be expected to cause the Facility (including the Undivided Interest) to perform, in commercial operation on a continuing basis, the functions and at substantially the ratings (except for limitations which are the result of normal wear and tear) for which the Facility (including the Undivided Interest) was specifically designed without reference to or use of any proprietary information of Newmont or any other Person and (3) adequate ingress to and egress from the Facility (including the Undivided Interest).

                 (xxxii) Assignment of Certain Contracts. In the case of the Pass Through Trustee, the Owner Participant, the Owner Trustee and the Indenture Trustee, Newmont shall have executed and delivered the written notice of the Assignment of Contracts, and the respective counterparties shall have consented to such assignment as provided therein.

                 (xxxiii)         Other Sale and Leaseback Transactions.  In
         the case of the Pass Through Trustee and Newmont, a sale and leaseback transaction relating to Newmont's interests in the Facility (other than the Undivided Interest) shall have been completed on the Closing Date.

                 (xxxiv) Environmental Reports. In the case of the Owner Participant, the Pass Through Trustee and the Indenture Trustee, an environmental audit of the Facility and the Facility Site shall have been completed by an environmental consultant selected by the Owner Participant and the results thereof shall have been satisfactory to such Persons.

                 (xxxv) No Violation of Law. In the case of any party hereto, the execution and delivery of this Agreement and the consummation of any of the transactions contemplated herein or in any other Transaction Document will not violate any Applicable Law.

                 (xxxvi) No Pending Litigation. In the case of each party hereto, no action or proceedings shall have been instituted or threatened with respect to any other party hereto before a court or other government body or by any Governmental Authority to restrain or prohibit any of the transactions contemplated hereby or by any other Transaction Document.

                 (xxxvii)         Broker's Letter.  In case of the Owner
         Participant, Newmont and the Owner Participant, each shall have delivered to it a letter from Chemical Securities Inc. describing the manner in which the offering of interests in the Undivided Interest was conducted and indicating the number of Persons to whom such offers were made.

                 (b) Matters Relating to Opinions. Each opinion of counsel delivered pursuant to Section 11 (a) may (A) be subject to appropriate qualification as to applicable bankruptcy law and other similar laws affecting creditors' rights generally, and to principles of equity, (B) rely as to matters, if any, relating to the laws of jurisdictions other than the United States of America and the jurisdiction as to which such counsel restricts its opinion, on an opinion or opinions of qualified local counsel reasonably acceptable to the Persons to which such relying counsel's opinion is addressed; provided, however, that such relying counsel's opinion shall state that the party to which such relying counsel's opinion is addressed is justified in relying upon such opinion of local counsel, (C) state that such opinion is subject to qualification in respect of the effect of certain laws and judicial decisions, and equitable principles, upon the enforceability of certain rights and remedies provided in the Transaction Documents; provided, further, however, that such opinion shall further state that, in the opinion of such counsel, none of such laws in effect on the date of such opinion and none of such judicial decisions or equitable principles make the rights and remedies provided in the Transaction Documents, taken as a whole, inadequate for enforcing payment of the Notes and the security interests provided by the Indenture or the realization of the benefits of the Transaction Documents, (D) assume that all agreements with respect to which such opinion is rendered constitute legal, valid and binding obligations of the parties thereto other than the party or parties which such counsel represents and (E) state that it does not purport to pass upon the application of so-called "blue sky" or securities laws of any jurisdiction other than the state in which such counsel is admitted to practice.

                 SECTION 12. CONSENT TO ASSIGNMENT OF THE LEASE; CONSENT TO INDENTURES.

                 (a) Consent to Assignment of the Lease. Newmont hereby acknowledges, and consents in all respects to, the assignment of the Lease by the Owner Trustee to the Indenture Trustee under and pursuant to the Indenture and agrees:

                 (i) to make each payment of Basic Rent and Supplemental Rent due or to become due thereunder, except all Excepted Payments, directly to the Indenture Trustee so long as any of the Notes shall be Outstanding; and

                 (ii) not to seek to recover any payment made to the Indenture Trustee in accordance with the Indenture once such payment is made.

                 (b) Consent to Indenture. Newmont hereby consents in all respects to the execution and delivery of the Indenture, and to all of the terms thereof, and Newmont acknowledges receipt of executed counterparts of the Indenture; it being understood that such consent shall not be construed to require Newmont's consent to any future supplement to, or amendment, waiver or modification of the terms of, the Indenture or any Note. Notwithstanding the foregoing, and, so long as no Event of Default or Bankruptcy Default shall not have occurred and be continuing, the provisions of Sections 2.02B, 2.09, 2.13,
2.14 and 2.15, Article V, Article VIII and Article IX and the related definitions, may not be amended, waived or modified without the written consent of Newmont.

                 SECTION 13.  INDEMNITIES AND AGREEMENTS.

                 (a) Performance of Indemnities. Newmont agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against any and all Claims which may be imposed on, incurred by or asserted against any Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person, (i) in any way relating to or arising out of this Participation Agreement, the Lease, any other Transaction Document, the issuance of the Pass Through Certificates or the performance or enforcement of any of the terms hereof or thereof (including Claims arising out of any alleged untrue statement of a material fact, or alleged omission to state a material fact, in the Registration Statement or the Prospectus), (ii) in any way relating to a disposition of all or any part of the Undivided Interest in connection with a termination upon an Event of Default or an Event of Loss or (iii) in any way relating to or arising out of the design, manufacture, erection, purchase, acceptance, rejection, financing, ownership, delivery, lease, sublease, possession, use, operation (including disposal of wastes and other by- products generated by the operation thereof), maintenance, condition, sale, return, storage or disposition of the Facility or the Facility Site or any accident in connection therewith (including latent and other defects, whether or not discoverable, Environmental Claims and any Claim for patent, trademark, service-mark or copyright infringement and expenses of any such Indemnitee incurred in the administration of this Lease, any other Transaction Document, and not paid as a Transaction Expense or included in Facility Cost, and reasonable fees and disbursements of outside counsel incurred in connection therewith); provided, however, that Newmont shall not be required to indemnify any Indemnitee for (A) any Claim in respect of the Facility or the Undivided Interest arising from acts or events which occur after possession of the Undivided Interest has been redelivered to the Owner Trustee in accordance with the Lease (other than after an Event of Default) unless such act or event was attributable to acts or events occurring prior to such redelivery, (B) any Claim resulting from acts which would constitute the gross negligence or misconduct of, or the breach of any representation or warranty by, such Indemnitee, (C) any Transaction Expenses to be paid by the Lessor or the Owner Participant pursuant to this Agreement, (D) any Claim resulting directly from a transfer by such Indemnitee of all or part of its interest in the Lease, the Undivided Interest, the Facility or the Trust Estate other than in connection with an Event of Default, an Event of Loss or the exercise by the Lessor of its remedies hereunder, (E) the payment of principal, premium, if any, or interest on the Notes, (F) any Claim with respect to taxes or tax benefits (whether or not indemnified by the Lessee in any other

Transaction Document) other than a Claim to receive payments on an After-Tax Basis as provided hereunder, (G) any Claim relating to or arising out of any obligation or liability assumed by such Indemnitee in any of the other Transaction Documents, (H) any Claim resulting from the imposition of any Lien which such Indemnitee is required to lift or discharge under the terms of this Lease or any other Transaction Document or (I) any Claim which results from, arises out of, or is attributable to (i) a violation of Section 406(a) of ERISA, Section 4975(c)(1)(A)-(D) of the Code or any comparable laws of any Governmental Authority by such Indemnitee where the Indemnitee had prior knowledge of the act or omission giving rise to such violation, or where such violation was attributable to an act or omission of such Indemnitee that constituted gross negligence or willful misconduct, (ii) a violation by such Indemnitee of Section 406(b) of ERISA, Section 4975(c)(1)(E) or (F) of the Code or any comparable laws of any Governmental Authority, or (iii) the incorrectness of any representation or warranty of such Indemnitee set forth in the Transaction Documents or the failure by such Indemnitee to perform or observe any covenant or condition set forth in the Transaction Documents. To the extent that an Indemnitee in fact receives indemnification payments from the Lessee hereunder, and so long as no Event of Default or Bankruptcy Default shall have occurred and be continuing, the Lessee shall be subrogated, to the extent of any indemnity paid, to such Indemnitee's rights with respect to the transaction or event requiring or giving rise to such indemnity.

                 (b)      General Tax Indemnity.

                 (1) Indemnity. Lessee agrees, whether or not any of the transactions contemplated hereby are consummated, to pay punctually as and when due and payable, and to indemnify for and hold harmless each Indemnitee on an After-Tax Basis from, Taxes howsoever imposed, whether imposed upon or with respect to, or payable by, any Indemnitee (including amounts so payable by any such Indemnitee as withholding agent), the Lessee, the Facility or the Facility Site or any part of any thereof, by any Federal, state or local government or taxing authority in the United States or, if any Component of the Facility is moved by the Lessee or any Lessee Person during the Lease Term to a location outside the United States, by any foreign government having jurisdiction over the Facility, upon or with respect to the Facility or the Facility Site or any part thereof or interest therein, or upon the manufacture, financing, refinancing, servicing, maintenance, modification, repair, replacement, insuring, improvement, importation, exportation, transfer of title, purchase, erection, installation, de-installation, testing, acceptance or rejection, ownership, delivery, non-delivery, lease, sublease, transportation, storage, possession, use, non-use, location, operation, condition, sale, abandonment, return or other disposition thereof, or upon the rentals, receipts or earnings arising therefrom or with respect to any transactions contemplated by the Transaction Documents, the Notes, the Pass Through Certificates or any other interest or indebtedness with respect to the Facility or the Trust Estate or with respect to any contract relating to the manufacture, construction, acquisition or delivery of the Facility or otherwise with respect to the transactions contemplated by the Transaction Documents (or with respect to the Facility Site, the Facility, the disposition or processing of any waste or hazardous material generated by the Facility or arising out of the violation of any Applicable Laws applicable to the Facility, the Facility Site, or the Lessee or any Indemnitee in respect thereof); provided, however, that the Lessee shall not be obligated to pay:

                 (i) Taxes imposed on an Indemnitee which have been included in Facility Cost to the extent such Taxes have been remitted to the appropriate taxing authority;

                 (ii) Taxes imposed on an Indemnitee for any period, or with respect to any act or event occurring, after the expiration or earlier termination of the Lease other than after an Event of Default, provided that this exclusion shall not apply to the extent such Taxes relate to events occurring or matters arising prior to or simultaneously with the expiration or earlier termination of the Lease;

                 (iii) Taxes based on or measured by the fees or other compensation received by the Owner Trustee for acting as Owner Trustee under the Trust Agreement, by the Indenture Trustee for acting as Indenture Trustee under the Indenture or by the Pass Through Trustee for acting as trustee under the Pass Through Trust Agreement;

                 (iv) Taxes (other than, in each case, Taxes that are, or are in the nature of, sales, use, rental, property or ad valorem Taxes) imposed on an Indemnitee by the United States, any state, city or other taxing authority within the United States or by any foreign government, that are imposed on, based on or measured by net or gross income or receipts (including any value added, minimum, alternative minimum or similar Tax, withholding Taxes, superfund Taxes and any Taxes on or measured by any items of Tax preference, or that are franchise or other Taxes based upon the privilege of doing business or the conduct of business that are based on or measured by the capital or net worth (other than Taxes based on or measured by the capital or net worth of such Indemnitee which are imposed by the jurisdiction in which the Facility is located)) or excess profits of such Indemnitee, or Taxes imposed in lieu of such franchise or similar Taxes; provided that there shall not be excluded under this paragraph (iv) any (1) amounts necessary to make any payment required to be made under this Section 13(b) on an After-Tax Basis or (2) value added or other Taxes to the extent that the exclusion of such Taxes pursuant to this subparagraph (iv) would cause any payment to the Indenture Trustee to be less than the amount of principal, interest and premium due on the Notes;


                 (v) Taxes imposed on a transferee of an Indemnitee to the extent of the excess of such Taxes over the amount of such Taxes that would have been imposed on the transferor, unless such transfer results from the exercise of remedies after an Event of Default;

                 (vi) Taxes imposed on an Indemnitee resulting from the gross negligence or willful misconduct of such Indemnitee;

                 (vii) Taxes imposed on the Owner Trustee as a result of the Trust not being treated as a grantor trust or other conduit entity for federal, state or local Tax purposes;

                 (viii) Taxes imposed on the Owner Trustee or the Owner Participant as a result of any transfer or disposition by the Owner Trustee or the Owner Participant of (A) the Undivided Interest or any interest or beneficial interest therein or part thereof or (B) the Trust Estate, other than any such transfer or disposition arising from the exercise of remedies in connection with an Event of Default;

                 (ix) Taxes imposed by reason of an Indemnitee not being a United States person;

                 (x)      Taxes which are the subject of the Tax Indemnity
Agreement;


                 (xi) Taxes which result from, arise out of, or are attributable to (i) a violation of Section 406(a) of ERISA, Section 4975(c)(1)(A)-(D) of the Code or any comparable laws of any Governmental Authority by such Indemnitee where the Indemnitee had prior knowledge of the act or omission giving rise to such violation, or where such violation was attributable to an act or omission of such Indemnitee that constituted gross negligence or willful misconduct, (ii) a violation of Section 406(b) of ERISA,
Section 4975(c)(1)(E) or (F) of the Code or any comparable laws of any Governmental Authority, or (iii) the incorrectness of any representation or warranty of such Indemnitee set forth in the Transaction Documents, or the failure by such Indemnitee to perform or observe any covenant or condition set forth in the Transaction Documents;

                 (xii) any Tax imposed on or measured by the gross or net income of the Pass Through Trust or the estate created under the Pass Through Trust Agreement.

                 (2) Contests. If a written claim is made against the Lessee or an Indemnitee or if any proceeding shall be commenced against any Indemnitee (including a written notice of such proceeding) for any Taxes with respect to which the Lessee is liable for payment or indemnity under this
Section 13, the Lessee (at its sole expense) may, to the extent it is entitled to do so under applicable law, contest the validity, applicability or amount of such claim in its own name. If the provisions of any law, rule or regulation at the time in effect shall require that any proceedings to contest the validity, applicability or amount thereof be brought by or in the name of such Indemnitee, then, if so requested in writing by the Lessee, such Indemnitee shall permit the same to be brought in such Indemnitee's name or, if the Lessee is not permitted to conduct such contest in the Lessee's name or in the name of such Indemnitee, at the sole expense of the Lessee, such Indemnitee shall contest the validity, applicability or amount thereof in good faith and by such appropriate proceedings as may be elected by such Indemnitee including, at the sole discretion of such Indemnitee, by (A) resisting payment of the Tax, (B) not paying the same except under protest, if protest is necessary and proper, or (C) if payment is made, using reasonable efforts to obtain a refund in appropriate administrative or judicial proceedings. In any case in which the Lessee is not permitted to contest in its own name or in the name of the Indemnitee, it shall have the right to participate, at its expense, in the conduct of such contest. Notwithstanding anything to the contrary herein, in no event shall such Indemnitee be required or the Lessee permitted to contest in such Indemnitee's name the imposition of any Taxes for which the Lessee is obligated pursuant to this Section 13(b) unless (i) the Lessee shall have agreed in writing to pay (and shall pay on demand) any and all expenses associated with such contest (including all costs, expenses, reasonable legal and accounting fees and disbursements, penalties and interest), (ii) no Event of Default or Bankruptcy Default shall have occurred and be continuing, (iii) such Indemnitee and the Owner Participant shall have determined that the action to be taken will not result in any danger of sale, forfeiture or loss of, or the creation of any Lien (except if the Lessee shall have adequately bonded such Lien or otherwise made provision to protect the interests of such Indemnitee, the Owner Trustee and the Owner Participant in a manner satisfactory to such Indemnitee and the Owner Participant) on the Facility or any interest therein, or result in the risk of any criminal penalties, (iv) prior to taking any action, or any appeal of an adverse judicial determination, the Lessee shall have delivered to such Indemnitee, at the Lessee's sole expense, an opinion of counsel to the effect that a Reasonable Basis for such contest or appeal exists; (v) no Indemnitee shall be required to pursue any contest to the United States Supreme Court; (vi) in the case of a contest conducted by an Indemnitee, such Indemnitee may, at its sole option, either pay the tax claimed and sue for a refund or contest the claim in any permissible forum considering, however, in good faith such requests as the Lessee and its counsel shall make concerning the most appropriate forum in which to proceed and other related matters; and (vii) in the case of a contest conducted by the Lessee, the Lessee shall have acknowledged in writing that it is obligated to pay the indemnity if the contest is unsuccessful; provided that such acknowledgement shall be of no force and effect if the contest is resolved by a court on a basis which establishes that such Tax is not the responsibility of the Lessee. If any such contest involves payment of the Taxes in question, the Lessee shall either make such payment directly to the appropriate authority or advance to such Indemnitee on an interest free basis (and shall indemnify such Indemnitee from any adverse Tax consequence resulting from such interest free loan or such payment) funds sufficient to make such payment.

                 If an Indemnitee shall realize any Tax savings as a result of any Tax paid or indemnified against by the Lessee under this Section 13(b) whether by way of deduction, credit offset, allocation or otherwise, or would have received such a refund or credit but for a counterclaim not indemnified by the Lessee hereunder (a Tax Savings), and such Tax Savings is not taken into account in computing the amount of the indemnity required to be paid by the Lessee hereunder, such Indemnitee shall pay to the Lessee the amount of such Tax Savings plus any Tax Savings realized by such Indemnitee as a result of a payment pursuant to this sentence; provided, however, that such Indemnitee shall not be obligated pursuant to this sentence to pay an amount in excess of any amount paid by the Lessee to such Indemnitee pursuant to this Section 13(b) (minus any amounts previously paid to Lessee by such Indemnitee pursuant to this sentence), provided, further, however, that any Tax Savings not paid to the Lessee pursuant to the limitation contained in the immediately preceding proviso shall be carried forward to reduce, pro tanto, any future amounts that may become payable by the Lessee to such Indemnitee pursuant to this Section 13(b). To the extent and as reasonably requested in writing by the Lessee, each Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with taxing authorities to seek and claim any such Tax Savings. If any Indemnitee shall obtain a refund (including by way of credit) of all or any part of any Tax which the Lessee shall have paid for such Indemnitee or reimbursed such Indemnitee for, then such Indemnitee shall pay to the Lessee any such refund (including any applicable interest received with respect to such refund) plus any Tax Savings realized by such Indemnitee as a result of a payment pursuant to this sentence (it being understood that the calculation of such Tax Savings shall take into account any additional income Taxes incurred by such Indemnitee as a result of the receipt or accrual of such refund). In no event shall any amount payable to Lessee pursuant to this paragraph be paid to Lessee while an Event of Default or Bankruptcy Default has occurred and is continuing.

                 (3) Payment. The Lessee shall pay any Taxes for which it is liable pursuant to this Section 13(b) directly to the appropriate taxing authority, or upon written demand of an Indemnitee which shall describe in reasonable detail the nature and amount of such Tax and the basis pursuant to this Section 13(b) for payment by the Lessee, to such Indemnitee, within 30 days of such demand, but in no event prior to the date which is 5 days prior to the date such Tax is due. Any payment which the Lessee shall be required to make to or for the account of any Indemnitee with respect to any Taxes subject to indemnification under this Section 13(b) shall be made on an After-Tax Basis.

                 (4) Survival of Obligations. The obligations and liabilities of the Lessee under this Section 13(b) incurred during the Lease Term shall continue in full force and effect notwithstanding the assignment or termination of the Lease, in whole or in part, whether by expiration of time, by operation of law or otherwise, and are expressly made for the benefit of, and shall be enforceable by, each Indemnitee, respectively.

                 (5) Reports. The Lessee agrees to comply with all state and local laws requiring the filing of ad valorem Tax returns and other reports with respect to the Facility and the Site Interest. If permitted by applicable law, the Lessee shall prepare and file all reports or returns required with respect to any Tax with respect to which the Lessee is required to indemnify hereunder. If the Lessee shall not be permitted by applicable law to file any such reports or returns, the Lessee shall prepare any such reports or returns for signature by the appropriate Indemnitee and shall on a timely basis forward the same, together with the amount of any Tax payable in connection therewith to such Indemnitee. Any statements for such Taxes received by an Indemnitee shall be promptly forwarded to the Lessee by such Indemnitee. The Lessee shall furnish to the appropriate Indemnitee within 90 days after the date any Taxes referred to in this Section 13(b) are payable by the Lessee, official receipts of the appropriate taxing authority or other proof satisfactory to such Indemnitee of the payment of such Taxes, but only if such Indemnitee shall file written request with the Lessee for such receipts or other proof.

                 (6) Information. Lessee shall provide such information not within the control of any Indemnitee as is in Lessee's control or is reasonably available to the Lessee, which such Indemnitee may reasonably require to enable it to fulfill its tax filing obligations, including but not limited to its federal, state and local tax filing obligations. All request for such information shall be directed to the Controller of the Lessee.


                 (7) Withholding Tax Gross-up. Each payment of Rent shall be paid when due, free and clear of, and without deduction for, any Tax to the extent necessary to cause the net payment actually received to be at least equal to all amounts then due and payable with respect to the Notes.



                 (8) Reimbursement of Lessee. Each Indemnitee shall indemnify the Lessee against any Taxes (exclusive of amounts required to make payments on an After Tax Basis) imposed on such Indemnitee or on payments made to such Indemnitee which are paid by the Lessee, as payor or withholding agent, and which are not Taxes required to be indemnified by the Lessee pursuant to
Section 13(b)(1) hereof (determined without giving effect to clause (2) of the proviso to subparagraph (iv) thereof) or the Tax Indemnity Agreement.


                 (9) Relation to Tax Indemnity Agreement. Nothing contained in this Section 13 shall be deemed to affect the Lessee's obligations contained in the Tax Indemnity Agreement.


                 SECTION 14.  REDEMPTION OF NOTES UPON A REFUNDING.

                 (a) Refunding. So long as no Event of Loss or Default shall have occurred and be continuing, subject only to the provisions of this
Section 14 and Section 2.14 of the Indenture, not more than twice during the Lease Term, the Owner Participant shall, upon receipt of a Refunding Notice from Newmont, cause the Owner Trustee to use its best efforts to redeem all, but not less than all, of the Notes in a transaction to be arranged by Newmont with the proceeds of Refunding Securities issued pursuant to Section 2.14 of the Indenture. On or before the Refunding Date:

                 (i) the Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee (and any other appropriate parties) will enter into a financing or loan agreement (which may involve an underwriting agreement in connection with a public offering of pass through certificates relating to the Refunding Securities) (a Refunding Agreement) providing for (x) the payment by the Lessee, as

         Supplemental Rent, of the Premium Amount, if any, and, if the Refunding Date shall not coincide with a Rent Payment Date, all interest accrued and unpaid on the Notes to, but not including, the Refunding Date, (y) the issuance and sale by the Owner Trustee to the Pass Through Trustee (or such other institution or institutions as may be specified in the Refunding Agreement) on the date set forth therein or determined thereunder (the Refunding Date, and the closing occurring on such Date is herein referred to as the Refunding Closing) of debt securities bearing fixed rates of interest (the Refunding Securities) which (I) are in an aggregate principal amount equal to the sum of the unpaid principal amount of the Notes being refunded, plus the costs and expenses (including any underwriting or placement commissions or discounts) associated with such issuance and sale, (II) mature on or prior to the expiration of the Basic Lease Term, (III) have a Weighted Average Life to Maturity which does not exceed the remaining Weighted Average Life to Maturity of the Notes refunded, determined as of the date of the Refunding Closing, by more than six months; provided, however, that, after giving effect to the issuance of such Refunding Securities, (A) the aggregate principal amount of Notes Outstanding under the Indenture shall not exceed 105% of the remaining principal amount of the Notes issued on the Closing Date, and (B) the net present value of the Basic Rent payable under the Lease from the Refunding Date to the end of the Basic Term is less than the net present value of Basic Rent payable under the Lease immediately prior to the Refunding and for the period from the Refunding Date to the end of the Basic Term, and (z) such other terms and provisions as may be reasonably requested by the Owner Participant;

                 (ii) the Owner Trustee will amend the Indenture to the extent necessary to secure the Refunding Securities and to take or permit such other action as shall be required to effect the Refunding;

                 (iii) the Lessee will amend the Lease to reflect the Refunding and to preserve the Owner Participant's Net Economic Return from any changes in the Pricing Assumptions in the manner required by
         Section 3(f) thereof;

                 (iv) there shall be a concurrent refunding of the Notes issued by the Other Owner Trustee on substantially the same terms as the Refunding Securities; and

                 (v) unless financed with the proceeds of the Refunding Securities or otherwise paid by the Owner Participant in its sole discretion, the Lessee shall pay as Supplemental Rent all reasonable fees, costs, and expenses (including the reasonable fees, costs and expenses of the Owner Participant and its counsel and interest, premium and other amounts payable in connection with a redemption of Notes) of any actual or proposed Refunding.

                 (b) Special Tax Indemnity. If, following the delivery of a Refunding Notice and prior to the Refunding Date, the Owner Participant shall provide to the Lessee a written notice that Owner Participant's Counsel cannot deliver an opinion to the effect that the Owner Participant will not suffer an unindemnified adverse tax consequence as a result of such Refunding (which notice will set forth the reason(s) that such opinion cannot be delivered), then the Owner Trustee and the Owner Participant shall be required to effect such Refunding only if, prior to the Refunding Closing Date, the Lessee shall have agreed to indemnify the Owner Participant against the unindemnified adverse tax consequences of such Refunding; provided, however, that the Owner Participant agrees that it shall not be entitled to be indemnified for, and the Owner Trustee and the Owner Participant will be required to effect such Refunding regardless of, adverse tax consequences (1) with respect to the principal amount of the Refunding Securities if such principal amount does not exceed 105% of the then remaining principal amount of the Notes issued on the Closing Date (provided, that any excess of the principal amount of the Refunding Securities over the then remaining principal amount of the Notes issued on the Closing Date is applied solely to the payment of the costs of the Refunding and no portion thereof is paid or made available to the Lessee), or
(2) with respect to the term of the Refunding Securities if the terms thereof does not exceed (a) the term of the Notes by more than six months or (b) the end of the Basic Lease Term, if earlier.


                 SECTION 15.  TRANSACTION EXPENSES.

                 (a) Transaction Expenses. The Owner Participant hereby agrees that if the transactions contemplated hereby are consummated on the Closing Date, it will pay when due all Transaction Expenses. Funds for the payment of Transaction Expenses will be provided by the Owner Participant to the Owner Trustee and the Owner Trustee will disburse such funds as agent for the Owner Participant.

                 (b) Post-Closing Expenses. Except with respect to Transfers pursuant to Section 17, Newmont will pay the reasonable annual fees and expenses (including reasonable legal fees and expenses) of the Owner Trustee and the Indenture Trustee and the Pass Through Trustee and the expenses (including reasonable legal fees and expenses) of the other parties hereto in connection with any proposed Refunding or proposed Modification financing pursuant to Section 8(g) of the Lease or any amendment to, modification of, or waiver or consent under, any provision of this Agreement and any other Transaction Document.

                 (c) Contingent Obligation of Newmont. In the event the transactions contemplated by this Agreement shall not be consummated, Newmont shall pay or cause to be paid, and shall indemnify and hold harmless the other parties hereto in respect of, all reasonable Transaction Expenses unless such failure shall be in consequence of such party's failure to perform its obligations hereunder or under any other Transaction Document.


                 SECTION 16.  BROKERAGE AND FINDERS' FEES AND COMMISSIONS.

                 Except to the extent of amounts (i) payable by the Owner Participant pursuant to Section 15(a) and (ii) due to the Underwriters in respect of the fees and expenses of such Underwriters in connection with the transactions contemplated hereby, Newmont will indemnify and hold harmless the other parties hereto in respect of any commissions, fees, judgments or other expenses of any nature and kind which any of them may become liable to pay by reason of any claims by or on behalf of brokers, finders or agents in connection with the transactions contemplated by the this Agreement or any other Transaction Document, or any litigation or similar proceeding arising from such claims (other than those arising out of claims with respect to contracts made by the Owner Participant). The Owner Participant represents and warrants that it has not made any contract in respect of any commissions, fees, judgments or other expenses of the type referred to above, except such as shall constitute Transaction Expenses and such as shall constitute amounts described in clause (ii) of the first sentence in this Section 16.

                 SECTION 17.  OWNER PARTICIPANT'S TRANSFERS.

                 (a) Transfers. After the Closing Date, the Owner Participant shall not assign, convey or otherwise transfer all or any part of (including an Undivided Interest in) its right, title or interest in and to this Agreement, any of the other Transaction Documents or the Trust Estate (except its right to receive

Excepted Payments) to any Person (a Transferee) except on the following conditions:

                 (i) the Transferee shall enter into an agreement in the form of Exhibit R hereof whereby such Transferee confirms that it shall be bound by the terms of this Agreement and each other Transaction Document as if it had been originally named as the Owner Participant hereunder;

                 (ii) prior to the effectiveness of such transfer, the Transferee shall have provided to Newmont and the Indenture Trustee an opinion of counsel in form and substance reasonably satisfactory to Newmont that (x) the agreement specified in clause (i) of this Section 17(a) is a legal, valid and binding agreement of the Transferee enforceable in accordance with its terms against the Transferee, except as enforceability may be limited by (A) bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally and (B) other customary exceptions and (y) such transfer does not violate the Securities Act;

                 (iii) the Transferee shall be either a financial institution or a corporation organized under the laws of the United States, any state thereof or the District of Columbia and shall have, in any case, a Tangible Net Worth of at least $75,000,000, or the Transferee's obligations shall be guaranteed by an entity with a Tangible Net Worth of at least $75,000,000;

                 (iv) such transfer shall not violate the Securities Act or any provision of any other Applicable Law, including, without limitation, ERISA;

                 (v) the Transferee is not an entity which is, or which has an Affiliate which is, a Competitor of Newmont;

                 (vi) such transfer represents the assignment, conveyance or transfer to the Transferee of the Owner Participant's right, title and interest in and to at least a 25% interest in the Facility and its related rights in and to this Agreement, any of the other Transaction Documents and the Trust Estate to the extent of such interest;

                 (vii) Newmont shall have received at least thirty (30) days' prior written notice of such transfer;

                 (viii) the Owner Participant shall pay the reasonable expenses, including legal fees and disbursements, of the Indenture Trustee and the Pass Through Trustee in connection with their review of any proposed assignment, conveyance or transfer of all or any portion of the Undivided Interest and related rights under the Transaction Documents to confirm compliance by the transferring Owner Participant with the conditions set forth in clause (i), (ii), (iii),
         (iv) and (vi) of this Section 17(a); and

                 (ix) the Transferee is not an ERISA Plan, or a person treated as holding the assets of an ERISA Plan.


Upon any such transfer, the transferring Owner Participant shall be released from its obligations under this Agreement and the other Transaction Documents to the extent of the interest so transferred.

                 (b) Transfer Restrictions Not Applicable after Certain Defaults. Notwithstanding the foregoing, upon the occurrence and continuance of an Event of Default or a Bankruptcy Default, the Owner Participant may assign, convey or otherwise transfer at least a 25% interest in the Facility without being subject to conditions set forth in clauses (v), (vii) or (ix) of
Section 17(a) and Lessee shall not have the right to object to its failure to satisfy any of the other conditions thereof.

                 (c) Procedure. If the Owner Participant transfers its interest hereunder pursuant to this Section 17 it shall give written notice thereof before such transfer to Newmont, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee, specifying the name and address for notices to the Transferee, such other information and evidence as shall be necessary to establish compliance with this Section 17. In connection therewith, the parties hereto shall execute and deliver or furnish such documents as any party hereto shall reasonably request. The Owner Participant agrees that no transfer of its interest hereunder shall occur on or prior to the Closing Date.


                 SECTION 18. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; BINDING EFFECT.

                 (a) Survival. All agreements, representations and warranties contained in this Agreement and in any other Transaction Document, or in connection herewith or therewith, shall survive, and shall continue in effect following, the execution and delivery of this Agreement and the other Transaction Documents and the issue and delivery of the Notes.

                 (b) Binding Effect. All agreements, representations and warranties in this Agreement and the other Transaction Documents and in any agreement, document or certificate delivered concurrently with the execution of this Agreement and the other Transaction Documents, or from time to time thereafter, shall bind the party making the same and its successors and permitted assigns and shall inure to the benefit of each party for whom made and their respective successors and permitted assigns; provided, however, that, except to the extent permitted by the Lease, Newmont shall not assign any of its rights or obligations hereunder without the prior written consent of the Owner Participant, the Owner Trustee and the Indenture Trustee. Except as otherwise indicated, all references herein to any party to this Agreement and the other Transaction Documents shall include the permitted successors and assigns of such party.


                 SECTION 19.  NOTICES.

                 All communications, notices and consents provided for herein shall be in writing and shall become effective when delivered by hand or received by telecopier (with telephonic confirmation of the transmission and receipt thereof) or registered first-class mail, postage prepaid, or a nationally recognized overnight courier service:

                 (i)      if to Newmont:

                                  Newmont Gold Company
                                  One United Bank Center
                                  1700 Lincoln Street
                                  Denver, CO 80203
                                           Attention: Treasurer


                 (ii)     if to the Owner Participant:

                                  Philip Morris Capital Corporation
                                  800 Westchester Avenue
                                  Rye Brook, NY 10573-1301
                                           Attention: Vice President-Leasing

                 (iii)    if to the Pass Through Trustee:

                                  The First National Bank of Chicago,
                                           as Pass Through Trustee
                                  One First National Plaza
                                  Suite 0126
                                  Chicago, IL  60670-0126
                                           Attention:  Corporate Trust Services
                                                       Division


                 (iv)     if to the Owner Trustee:

                                  Shawmut Bank Connecticut, National
                                           Association, as Owner Trustee
                                  777 Main Street
                                  Hartford, CT 06115


                 (v)      if to the Indenture Trustee:

                                  The First National Bank of Chicago,
                                           as Indenture Trustee
                                  One First National Plaza
                                  Suite 0126
                                  Chicago, IL 60670-0126
                                           Attention:  Corporate Trust
                                                       Services Division



or at such other address as any party hereto may from time to time designate by notice duly given in accordance with the provisions of this Section to the other parties hereto.


                 SECTION 20.  MISCELLANEOUS.

                 (a) Execution. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument. Fully executed sets of counterparts shall be delivered to and retained by the Indenture

Trustee. Although this Agreement is dated as of the date first above written for convenience, the actual dates of execution hereof by the parties hereto are respectively the dates set forth opposite the signatures hereto, and this Agreement shall be effective on the latest of such dates.

                 (b) Governing Law. This Agreement has been negotiated and delivered in the State of New York and shall be governed by, and be construed in accordance with, the laws of the State of New York.

                 (c) Jurisdiction. Any action or proceeding against any of the parties hereto relating in any way to this Agreement or any other Transaction Document may be brought and enforced in the courts of the State of New York or of the United States for the Southern District of New York, and the parties hereto irrevocably consent to the jurisdiction of each such court in respect of any such action or proceeding. Each of the parties hereto further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such address as provided for notices under Section 19 hereof. The foregoing shall not limit the right of any party to serve process in any other manner permitted by law or to bring any action or proceeding, or to obtain execution of any judgment, in any other jurisdiction.

                 (d) Venue. Each of the parties hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising under or relating to this Agreement or any other Transaction Document in any court located in the Borough of Manhattan, City and State of New York, and hereby further irrevocably waives any claim that a court located in the Borough of Manhattan, City and State of New York is not a convenient forum for any such action or proceeding.

                 (e) Entire Agreement. This Agreement (including the Exhibits hereto) supersedes all prior agreements, written or oral, between or among any of the parties hereto and each of the parties hereto represents and warrants to the others that this Agreement and the other Transaction Documents constitute the entire agreement among the parties relating to the transactions contemplated hereby.

                 (f) Amendments, Supplements, etc. Neither this Agreement nor any of the terms hereof may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which enforcement of such change is sought.

                 (g) Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.


                 IN WITNESS WHEREOF, the parties hereto have each caused this Participation Agreement to be duly executed by their respective officers or authorized signatories thereunto duly authorized as of the dates set forth below.




                         PHILIP MORRIS CAPITAL CORPORATION



                         By
                            ----------------------------------------------------
Date:          ,1994                            President



                         SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                           not in its individual capacity, except as expressly set forth herein, and otherwise as Owner Trustee under Trust
                           Agreement [No. 1][No. 2], dated as of July 15, 1994, with Philip Morris Capital
                           Corporation


                         By
                            ----------------------------------------------------
Date:          ,1994                           Trust Officer

                         THE FIRST NATIONAL BANK OF CHICAGO,
                           not in its individual capacity, except as
                           expressly set forth herein, and otherwise   as
                           Indenture Trustee under a Trust
                           Indenture, dated as of July 15, 1994


                         By
                            ----------------------------------------------------
Date:          , 1994                       Trust Officer


                         THE FIRST NATIONAL BANK OF CHICAGO,
                           not in its individual capacity, except as expressly set forth herein, and otherwise as Pass Through Trustee under a Pass Through Trust Agreement, dated as of July 15, 1994, with Newmont Gold Company


                         By
                            ----------------------------------------------------
Date:          , 1994                       Trust Officer



                         NEWMONT GOLD COMPANY



                         By
                            ----------------------------------------------------
Date:          , 1994                          Treasurer

                                                                      APPENDIX A




================================================================================






                              DEFINITION OF TERMS





================================================================================






                      NEWMONT GOLD ORE TREATMENT FACILITY

                              DEFINITION OF TERMS

                 Rules of Construction: The terms defined herein relate to all Transaction Documents. Unless the context otherwise requires, any act or code (and regulations or rules issued thereunder), agreement, document or instrument referred to in any Transaction Document shall mean such act or code (and such regulations or rules), agreement, document or instrument as the same may be amended, modified or supplemented (including by waiver or consent) from time to time in accordance with Applicable Law, in the case of acts or codes (and such regulations or rules), or its terms and provisions and as permitted by the Transaction Documents, in the case of any agreement, document or instrument, and such reference includes references to all appendices, exhibits, schedules and other attachments thereto and any agreements, documents and instruments incorporated therein. Unless the context otherwise requires, (i) "include," "including" and "includes" shall be deemed to be followed by the words "without limitation," whether or not they are in fact followed by such words or words of like import, (ii) "writing," "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form,
(iii) "hereof," "herein," "hereunder" and comparable terms refer to the entire agreement, document or instrument in which such terms are used and not to any particular article, section or other subdivision thereof or any appendix, exhibit, schedule or other attachment thereto, (iv) references to any gender include references to all genders, (v) references to the singular include references to the plural and vice versa, (vi) references in any Transaction Document or in a act or code (and regulations or rules issued thereunder), or in an agreement, document or instrument, to an "article," "section" or another subdivision thereof, or to a "schedule," "exhibit," "appendix" or other attachment thereto are to an article, section or other subdivision thereof or a schedule, exhibit, appendix or other attachment thereto, (vii) references to a Person are also to its successors and permitted assigns, and (viii) references to a Governmental Authority are also to its successors.

                 Additional Equity Investment shall have the meaning set forth in Section 8(g) of the Lease.

                 Additional Investment shall have the meaning set forth in
Section 3(b) of the Participation Agreement.

                 Affiliate, with respect to any Person, shall mean any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. The term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                 After-Tax Basis shall mean, with respect to any payment received or deemed to have been received by any Person, the amount of such payment (the base payment) supplemented by a further payment (the additional payment) to that Person so that the sum of the base payment plus the additional payment shall, after deduction of the amount of all Federal, state and local income Taxes required to be paid by such Person in respect of the receipt or accrual of the base payment (taking into account any credits or deductions arising therefrom and the timing whereof), be equal to the base payment. Such calculations shall be made, with respect to all Taxes other than federal income taxes, on the basis of the amounts actually required to be paid by the recipient, and with respect to federal income taxes, on the assumption that the recipient is subject to federal income taxation at the highest applicable marginal rates with respect to corporations.


                 Adjacent Premises shall have the meaning given that term in the Ground Lease and Easement.


                 Amortization Deductions shall have the meaning set forth in the Tax Indemnity Agreement.

                 Applicable Law shall mean all laws, including Federal, state and local laws, ordinances, judgments, decrees, injunctions, writs and orders, and rules, regulations, orders, interpretations, licenses and permits of any Governmental Authority.

                 Appraisal Procedure shall mean a procedure whereby, the Lessor and the Lessee having failed to agree, two independent appraisers, one chosen by the Lessee and one by the Lessor, shall mutually agree upon the determinations then the subject of appraisal. The Lessor or the Lessee, as the case may be, shall deliver a written notice to the other appointing its appraiser within 15 days after receipt from the other of a written notice appointing its appraiser. If one party shall fail to appoint its appraiser within 15 days after receipt from the other party of a written notice appointing its appraiser, the determination of the single appraiser shall be final. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of appraisers having experience in the business of operating a mining facility and a familiarity with equipment used or operated in such business. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Lessor and the Lessee; otherwise the average of all three determinations shall be binding and conclusive on the Lessor and the Lessee.

                 Assignment of Contracts shall mean the Assignment of Contracts, dated the Closing Date and substantially in the form of Exhibit H to the Participation Agreement.

                 Average Applicable Rate shall mean the weighted average interest rate borne by Notes issued on the Closing Date.

                 Bankruptcy Default shall mean a Default under Section 16(5) of the Lease.

                 Basic Lease Commencement Date shall mean July 5, 1995.

                 Basic Rent or Basic Rent Payment shall mean an amount equal to the greater of (i) the rent payable pursuant to Section 3(a) of the Lease, or
(ii) the rent payable pursuant to Section 3(g) of the Lease.

                 Basic Term or Basic Lease Term shall mean the period commencing on the Basic Lease Commencement Date and ending on September 28, 2015, or such shorter period as may result from earlier termination of the Lease as provided in the Lease.

                 Bill of Sale shall mean a Bill of Sale, dated the Closing Date and substantially in the form of Exhibit J to the Participation Agreement.

                 Business Day shall mean any day other than a Saturday or Sunday or other day on which banks in New York, New York, Hartford, Connecticut or Chicago, Illinois are authorized to remain closed.

                 Carlin Complex shall mean and include the Facility and any asset or facility of the Company located in the immediate vicinity of Carlin, Nevada.

                 CERCLA shall have the meaning given such term in the definition of Environmental Law.

                 Certificate of Acceptance shall mean a certificate, substantially in the form of Exhibit A to the Lease, duly completed and executed and delivered on the

Closing Date or, in the case of any Modification acquired by the Lessor pursuant to the terms of the Lease, a date required by the applicable Lease Supplement.

                 Chemical Securities Inc. shall mean Chemical Securities Inc., a Delaware corporation.

                 Claims shall mean liabilities, costs, obligations, losses, damages, penalties, claims (including, without limitation, claims involving liability in tort, strict or otherwise), actions, suits, judgments, expenses and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever without any limitation as to amount.

                 Closing shall mean the proceedings which occur on the Closing Date, as contemplated by the Participation Agreement.

                 Closing Date shall mean the date, determined pursuant to a Notice of Closing, on which the sale and leaseback of the Undivided Interest is completed, and payment of Facility Cost is made.

                 Code shall mean the Internal Revenue Code of 1986, as amended, or any comparable successor law thereto.

                 Competitor shall mean any Person which, directly or indirectly through Affiliates, has, during any of the five years preceding the date on which a "Competitor" is identified, derived more than 20% of its consolidated operating income, determined in accordance with GAAP, from the mining and processing of gold.

                 Components shall mean appliances, parts, instruments, appurtenances, accessories, furnishings, equipment and other property of whatever nature that may from time to time be incorporated in the Facility.

                 Contracts shall have the meaning set forth in the Assignment of Contracts.

                 Consulting Engineer shall mean Davy International or such other firm of construction engineers as shall be selected by the Owner Participant and approved by the Lessee.

                 Contractor shall have the meaning set forth in the Assignment of Contracts.


                 Conveyor Plot shall have the meaning given that term in the Ground Lease and Easement.

                 Deed of Trust shall mean the Deed of Trust made by the Owner Trustee in favor of the Indenture Trust securing the Owner Trustee's obligations under the Notes.

                 Default shall mean an event which, after giving of notice or lapse of time, or both, would become an Event of Default.

                 Depreciation Deductions shall have the meaning set forth in the Tax Indemnity Agreement.

                 Early Buy-Out Date shall mean January 5, 2012.

                 Early Buy-Out Price shall mean an amount, payable in installments commencing on the Early Buy-Out Date as set forth in Schedule 4 attached to the Lease, equal to the percentage of Facility Cost set forth in
Schedule 4 attached to the Lease as adjusted pursuant to Section 3 of the Lease, and subject to Section 3(g) of the Lease.

                 Early Purchase Option shall have the meaning set forth in
Section 14 of the Lease.

                 Easement shall mean the easement granted by Newmont to the Owner Trustee under and pursuant to the Ground Lease and Easement.

                 Environmental Claim shall mean any Claim relating to or arising under any Environmental Law.

                 Environmental Law shall mean any Applicable Law which is applicable to an owner or operator of the Facility, an owner or lessee of the Site Interest or any waste or other by-products of the Facility and which relates to the pollution or protection of the environment (including ambient air, surface water, groundwater, land, surface, and subsurface strata) or Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (CERCLA), the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act and the Atomic Energy Act.

                 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, or any comparable successor law.

                 ERISA Plan shall mean any "employee benefit plan" subject to
Part 4 of Subtitle B of Title I of ERISA, or "plan" subject to
Section 4975 of the Code, any trust
created under any such employee benefit plan or plan, or "governmental plan" as defined in Section 3(32) of ERISA or Section 414(d) of the Code organized in a jurisdiction having prohibitions on transactions with such governmental plan similar to those contained in Section 406 of ERISA or Section 4975 of the Code.

                 Event of Default shall have the meaning set forth in Section 16 of the Lease.

                 Event of Loss shall mean any of the following events: (a) the Facility (including the Undivided Interest) or the Site Interest is, or Lessor's rights in the Easements, as applicable, are (i) destroyed, damaged beyond repair or, in the good faith and reasonable opinion of the Lessee (confirmed by an independent engineer reasonably satisfactory to the Owner Participant) rendered permanently unfit for normal use for any reason whatsoever, (ii) condemned, confiscated or seized in whole or any significant part, for a period which extends beyond the expiration of the Basic Lease Term, or (iii) not operated by the Lessee for its intended use for a period exceeding two years; or (b) title to the Facility or the Site Interest or any material portion thereof is, or Lessor's rights in the Easements are, requisitioned.

                 Excepted Payments shall mean (i) any indemnity payments (including payments under Section 13 of the Participation Agreement, Section 7 of the Trust Agreement and the Tax Indemnity Agreement, whether made by adjustment to Basic Rent or other wise) to which the Owner Trustee, in its individual capacity, the Owner Participant or any of their respective Affiliates (or the respective successors, assigns, agents, officers, director or employees of the Owner Trustee or the Owner Participant) is entitled under the Transaction Documents and all other amounts payable by the Lessee to the Lessor, Shawmut or the Owner Participant to reimburse any such Person for its costs and expenses in exercising its rights under the Transaction Documents,
(ii) (A) insurance proceeds, if any, payable to the Lessor, Shawmut, The First National Bank of Chicago or the Owner Participant under insurance separately maintained by the Lessor, Shawmut, The First National Bank of Chicago or the Owner Participant with respect to the Undivided Interest as permitted by the Lease or (B) proceeds of insurance maintained under any Transaction Document for the benefit of the Lessor, Shawmut, The First National Bank of Chicago or the Owner Participant, (iii) any amounts payable under any Transaction Document to reimburse the Lessor or the Owner Participant (including the reasonable expenses of the Lessor or the Owner Participant incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Transaction Document, (iv) any amount payable to the Owner Participant by the Lessee pursuant to the Tax Indemnity Agreement or any Transferee as the purchase price of the Owner Participant's interest in the Trust Estate, (v) any payments, insurance proceeds or other amounts with respect to the Undivided Interest or any portion thereof which have been released from the lien of the Indenture and (vi) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (v) above.

                 Expenses shall have the meaning set forth in Section 7(a) of the Trust Agreement.

                 Facility shall mean the refractory gold ore treatment facility located approximately six miles north of Carlin, Nevada, as more particularly described in the Bill of Sale together with any Modifications and all Components.

                 Facility Agreements shall mean the Support Agreement, the Assignment of Contracts, the Ground Lease and Easement and any other agreement, permit or license or Governmental Action to which the Company is a party and which are necessary for the operation of the Facility.

                 Facility Cost shall mean the Lessor's Share of $343,199,000.00.

                 Facility Site shall mean the Site Interest (as to which the Owner Trustee has a ground lease interest under the Ground Lease and Easement) and the other land described in Exhibits A and D to the Ground Lease and Easement (with respect to which the Owner Trustee is the grantee of an easement under the Ground Lease and Easement).

                 Fair Market Renewal Term shall mean a Renewal Term elected pursuant to Section 13(a)(1) of the Lease.

                 Fair Market Rental Value or Fair Market Value of any property or service as of any date shall mean the cash rent or cash price obtainable in an arm's-length lease, or sale or supply, respectively, between an informed and willing lessee or buyer (under no compulsion to lease or purchase) and an informed and willing lessor or seller or supplier (under no compulsion to lease or sell or supply) of the property or service in question, and shall, in the case of the Facility, be determined (except pursuant to Section 17(a)(3)(i), (ii) and (iv) of the Lease) on the basis that (i) the Facility has been maintained in accordance with, and the Lessee has complied with, the requirements of the Lease and the other Transaction Documents, (ii) the lessee or the buyer shall have rights in, or an assignment of, the Transaction Documents (including, without limitation, the Support Agreements) to which the Lessor is a party and (iii) the Lessee has complied with the requirements of the Lease and each Transaction Document to which the Lessee is a party. If the Lessor and the Lessee are unable to agree upon a determination of Fair Market Rental Value or Fair Market Value, as the case may be, such Fair Market Rental Value or Fair Market Value shall be determined in accordance with the Appraisal Procedure.

                 FASB 13 shall mean Statement of Financial Accounting Standards No. 13, as in effect on the date of the Participation Agreement.

                 Final Prospectus shall mean the Prospectus included in the Registration Statement on the date the same becomes effective.

                 Financing Lease shall mean any lease of equipment and/or real property which had a cost to the lessor in excess of $80,000,000 under which the Lessee is a lessee and which had a term of not less than 15 years from the inception thereof.

                 First Chicago shall mean The First National Bank of Chicago, a national banking association, in its individual capacity unless the context requires otherwise.


                 Fixed Price Option Price shall mean a purchase price equal to 40.07% of Facility Cost.


                 Fixed Rate Renewal Term shall mean a Renewal Term elected pursuant to Section 13(a)(2) of the Lease.

                 GAAP shall mean generally accepted accounting principles in the United States as in effect from time to time.

                 Governmental Actions shall mean all authorizations, consents, approvals, waivers, exceptions, variances, filings and declarations of or with, any Governmental Authority (other than routine reporting requirements the failure to comply with which will not affect the validity or enforceability of any of the Transaction Documents or have a material adverse effect on the transactions contemplated by the Participation Agreement), and shall include, without limitation, those siting, environmental and operating permits and licenses which are required for the use and operation of the Facility, including the Undivided Interest.

                 Governmental Authority shall mean any Federal, state, county, municipal, regional or other governmental or taxing authority, agency, board or court.

                 Governmental Rules shall mean statutes, laws, rules, codes, ordinances, regulations, permits, certificates and orders of any Governmental Authority, including, without limitation, those pertaining to health, safety, the environment or otherwise.

                 Granting Clause Documents shall have the meaning set forth in
Section 1.01 of the Indenture.

                 Ground Lease and Easement shall mean the Ground Lease and Easement, dated the Closing Date and substantially in the form of Exhibit F to the Participation Agreement, and pursuant to which the Owner Trustee and the Other Owner Trustee will, subject to the conditions set forth therein, lease from Newmont the Site Interest and accept a grant by Newmont of the Easement.

                 Ground Lessees shall mean and include the Lessor and the Other Owner Trustee, as tenants in common.

                 Ground Lessor shall mean Newmont.

                 Ground Lease Rent shall have the meaning set forth in the Ground Lease and Easement.

                 Group shall mean the affiliated group of corporations of which the Owner Participant is a member.

                 Hazardous Materials shall mean any hazardous substance under
Section 101(14) of CERCLA.

                 Holders shall mean the holders of the Notes.

                 "incorporated in" shall mean incorporated or installed in, attached to, or otherwise made a part of the Facility.

                 Indemnitee shall mean the Owner Participant, Shawmut, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Trust Estate, the Indenture Estate and each other holder of a Note from time to time Outstanding under the Indenture, and the successors, assigns, agents, employees and directors of each such Person and any Affiliate of each such Person.

                 Indenture shall mean the Trust Indenture and Security Agreement, dated as of July 15, 1994, in the form of Exhibit C to the Participation Agreement.

                 Indenture Default shall mean an event which, after giving of notice or lapse of time, or both, would become an Indenture Event of Default.

                 Indenture Estate shall have the meaning set forth in Section
1.01 of the Indenture.

                 Indenture Event of Default shall mean any of the events specified in Section 6.2 of the Indenture.

                 Indenture Supplement shall mean any supplemental Indenture entered into in accordance with the terms of the Indenture (including, as a result of a Supplemental Financing).

                 Indenture Trustee shall mean The First National Bank of Chicago, a national banking association, not in its individual capacity, but solely as Indenture Trustee under the Indenture, and each successor as Indenture Trustee under the Indenture.

                 Indenture Trustee Office shall mean the office of Indenture Trustee located at One First National Plaza, Suite 0126, Chicago, Illinois, 60670-0126, or such other office as may be designated by the Indenture Trustee to the Owner Trustee and each holder of a Note Outstanding under the Indenture.

                 Indenture Trustee's Counsel shall mean The Law Department of the First National Bank of Chicago, One First National Plaza, Suite 0120, Chicago, Illinois, 60670-0126.

                 Independent Appraiser shall mean Enterprise Appraisal Co.

                 Independent Auditor shall mean a nationally recognized auditor appointed in accordance with this definition. Within sixty (60) days following Lessee's request for verification of any adjustments to Basic Rent, Stipulated Loss Value and Termination Value, Lessee and Owner Participant shall use their best efforts to agree on a mutually acceptable independent auditor. In the event that the Owner Participant and the Lessee cannot agree on a auditor, the Owner Participant shall have the right to appoint a nationally recognized auditor (who shall not be Owner Participant's then outside auditor).

                 Interest Deductions shall have the meaning set forth in the Tax Indemnity Agreement.

                 Interim Rent shall mean an amount equal to all accrued interest due and payable on the Notes from the Closing Date to the Basic Lease Commencement Date.

                 Interim Term shall mean the period, if any, from, and including, the Closing Date to, but excluding, the Basic Lease Commencement Date, or such shorter period as may result from earlier termination of the Lease as provided in the Lease.

                 Investment shall have the meaning set forth in Section 3 of the Participation Agreement.

                 Investment Company Act shall mean the Investment Company Act of 1940, as amended.

                 Investment Grade shall mean a rating of either BBB- or higher in the case of Standard & Poor's or Baa3 or higher in the case of Moody's or, if the rating system of either of such agencies changes after the date of the Participation Agreement, the nearest equivalent to each such rating.

                 Investment Percentage shall mean that percentage which shall be equal to the difference between 100% and the Loan Percentage.

                 Lease shall mean the Lease, dated as of September __, 1994, substantially in the form of Exhibit B to the Participation Agreement, together with each Lease Supplement executed after the Closing Date.

                 Lease Supplement shall mean a supplement to the Lease for purposes of (i) adjusting Basic Rent, Stipulated Loss Value, and Termination Value pursuant to Section 3(e) or Section 3(f) of the Lease, (ii) adding the Lessor's Share in any Modification, if title thereto shall vest in the Owner Trustee pursuant to the terms of the Lease, (iii) effecting Supplemental Financings, Refunding of the Notes and Additional Equity Investments, or (iv) otherwise changing or modifying the terms of the Lease, all in accordance with and subject to the terms of the Lease.

                 Lease Term shall have the meaning set forth in Section 2 of the Lease.

                 Lease Termination Date shall mean the last day of the Lease Term (whether occurring by reason of the termination or the expiration of the Lease).

                 Lessee shall mean Newmont Gold Company, a Delaware corporation.

                 Lessee Person shall mean the Lessee or any Affiliate, assignee or successor of the Lessee or any other user or Person in possession of the Facility.

                 Lessee's Nevada Counsel shall mean Bible, Hoy, Trachok, Wadhams & Zine, P.C., 2110 E. Flamingo Road, Suite 325, P.O. Box 93235, Las Vegas, Nevada.

                 Lessor shall mean the Owner Trustee.

                 Lessor's Liens shall mean Liens upon the Trust Estate (other than Permitted Liens described in clauses (a) and (c) through (e) of the definition of such term) which result from acts of, or any failure to act by, or as a result of claims against, Shawmut or the Lessor, attributable to Shawmut, unrelated either to the ownership of the Undivided Interest, the administration of the Trust Estate or the transactions contemplated by the Transaction Documents.

                 Lessor's Share shall mean [75%][25%].

                 Lien shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

                 Loan shall have the meaning set forth in Section 2 of the Participation Agreement.

                 Loan Percentage shall mean 75.60538%, or such other percentage as may be adjusted prior to the Closing Date pursuant to the Transaction Documents or as may be otherwise agreed upon by the Owner Participant and the Lessee.

                 Loan Proceeds shall have the meaning set forth in Section 2 of the Participation Agreement.


                 Maximum Investment Commitment shall mean Lessor's Share of $101.6 million (which amount shall include the Owner Participant's Investment and its Additional Investment), plus Transaction Expenses.


                 Memorandum of Lease shall mean a document in recordable form which sets forth the principal terms of the Lease.

                 Modifications shall mean alterations, modifications, additions and improvements to the Facility (including the Undivided Interest) the cost of which is required to be capitalized in accordance with GAAP; and such term shall include, as appropriate, all Severable Required Modifications, Nonseverable Required

Modifications, Severable Optional Modifications and Nonseverable Optional Modifications, but shall not include any original, substitute or Replacement Component.

                 Net Economic Return shall mean the Owner Participant's anticipated (a) net after-tax yield and (b) total net after- tax cash flows (including 90% of its anticipated FASB 13 earnings during the first five years after the Closing Date) resulting from the transactions described in and contemplated by the Transaction Documents and determined on the basis of the Pricing Assumptions.

                 Newmont shall mean Newmont Gold Company, a Delaware corporation.

                 Newmont's Counsel shall mean White & Case, 1155 Avenue of the Americas, New York, New York 10036

                 Newmont's General Counsel shall mean the General Counsel or an Associate General Counsel of Newmont.

                 Nonseverable, when used in respect to any Modification, shall mean any Modification which is not a Severable Modification.

                 Notes or Notes shall mean the Notes and any Supplemental Financing Notes issued or to be issued by the Owner Trustee under the Indenture and authenticated by the Indenture Trustee.

                 Notice of Closing shall have the meaning set forth in Section 5 of the Participation Agreement.

                 Officers' Certificate shall mean a certificate signed by the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Person with respect to which such term is used.

                 Optional Modifications shall have the meaning set forth in
Section 8(d) of the Lease.

                 Original of the Lease shall mean the fully executed counterpart of the Lease marked "Original" pursuant to Section 21(e) of the Lease.

                 Other Lease shall mean the Lease, dated as of September __, 1994, between Newmont Gold Company, as lessee and the Other Owner Trustee.

                 Other Owner Trustee shall mean the owner trustee under Trust Agreement No. 2, dated as of July 15, 1994, between the Owner Participant and Shawmut.

                 Other Participation Agreement shall mean the Participation Agreement, dated as of July 15, 1994, and among the owner participant party thereto, the Other Owner Trustee and First Chicago, as indenture trustee and pass through trustee and relating to Owner Trust No. 2.

                 Other User shall have the meaning set forth in Section 2 of the Support Agreement.

                 Outstanding, when used with respect to Notes, shall mean, as of the date of determination, all such Notes theretofore issued, authenticated and delivered under the Indenture, except (a) Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation,
(b) Notes or portions thereof for the payment of which the Indenture Trustee holds (and has notified the holders thereof that it holds) in trust for that purpose an amount sufficient to make full payment thereof when due, (c) Notes or portions thereof which have been pledged as collateral for any obligations of the obligor thereof to the extent that an amount sufficient to make full payment of such obligations when due has been deposited with the pledgee of such Notes for the purpose of holding such amount in trust for the payment of such obligations in accordance with the indenture or agreement under which such obligations are secured and (d) Notes in exchange for, or in lieu of, which other Notes have been issued, authenticated and delivered pursuant to such Indenture.

                 Overdue Rate shall mean the rate per annum from time to time equal to the greater of (x) two percent (2%) above the Average Applicable Rate and (y) two percent (2%) above the Prime Rate computed on the basis of a 360-day year of twelve 30-day months.

                 Owner Participant shall mean Philip Morris Capital Corporation, a Delaware corporation.

                 Owner Participant's Counsel shall mean Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022.

                 Owner Participant's Liens shall mean Liens on the Trust Estate arising during the Lease Term or prior to the payment in full of the Notes (other than Permitted Liens described in clauses (a) and (c) through (e) of the definition of such term) which result solely from acts of, or any failure to act by, or claims against, the

Owner Participant unrelated to the transactions contemplated by the Transaction Documents and which are not being contested by the Owner Participant in good faith and by appropriate proceedings, as long as such proceedings do not involve any material danger of the sale, forfeiture or loss (or loss of use) of the Undivided Interest, the Indenture Estate, title thereto or any interest therein.

                 Owner Participant's Nevada Counsel shall mean Jeppson & Lee, 100 Liberty, Suite 990, Reno, Nevada 89501.

                 Owner Trustee shall mean Shawmut Bank Connecticut, National Association, a national banking association, not in its individual capacity, but solely as Owner Trustee under Trust Agreement [No. 1][No. 2], dated as of July 15, 1994, and each successor as Owner Trustee under such Trust Agreement.

                 Owner Trustee's Counsel shall mean Shipman & Goodwin, One American Row, Hartford, CT 06103.

                 Participation Agreement shall mean the Participation Agreement, dated as of July 15, 1994 among Shawmut Bank Connecticut, National Association, in its individual capacity and as Owner Trustee, the Indenture Trustee, the Owner Participant, the Pass Through Trustee and Newmont.

                 Pass Through Certificates shall mean the pass through certificates issued pursuant to the Pass Through Trust Agreement.


                 Pass Through Trust Agreement shall mean each Pass Through Trust Agreement, dated as of July 15, 1994, between Newmont and the Pass Through Trustee, it being understood that there shall be a Pass Through Trust Agreement which will acquire and hold Notes of each maturity issued under an Indenture Supplement and that if multiple maturities should be authorized and issued all references to Pass Through Trust Agreement shall be deemed to be in the plural.


                 Pass Through Trustee shall mean The First National Bank of Chicago, a national banking association, not in its individual capacity, but solely as Pass Through Trustee under each Pass Through Trust Agreement, and each successor such Pass Through Trustee under the related Pass Through Trust Agreement.

                 Pass Through Trustee's Counsel shall mean The Law Department of the First National Bank of Chicago, One First National Plaza, Suite 0120, Chicago, Illinois, 60670-0126.

                 Payment Default shall mean a Default under Section 16(a)(1) or
(2) of the Lease.

                 Permitted Investments shall mean (i) obligations of the United States of America, or fully guaranteed as to interest and principal by the United States of America, maturing in not more than one year, (ii) certificates of deposit having a final maturity of not more than 30 days after the date of issuance thereof of any commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $300,000,000 and (iii) commercial paper, rated P-1 by Moody's Investors Services, Inc., or A-1 by Standard and Poor's Corporation, having a remaining term until maturity of not more than 90 days, other than any such obligation, certificate of deposit or commercial paper issued by Shawmut, The First National Bank of Chicago or any institution which shall become a successor Owner Trustee or Indenture Trustee; provided, however, that no such investment made while there shall have occurred and be continuing an Indenture Default or an Indenture Event of Default shall be a Permitted Investment if it has a maturity in excess of 30 days.

                 Permitted Liens shall mean (a) the respective rights and interests of the Lessee, the Owner Participant, the Lessor and the Indenture Trustee, as provided in the Transaction Documents and the respective rights and interests of the parties to the Other Participation Agreement under the Transaction Documents (as defined in such Other Participation Agreement), (b) Lessor's Liens and Owner Participant's Liens, (c) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Facility or the Facility Site, the Trust Estate, the Indenture Estate, title thereto or any interest therein and shall not interfere with the use or disposition of any part of the Facility or the Facility Site, the Trust Estate, the Indenture Estate, title thereto or any interest therein, or the payment of Rent, and the Lessee shall have provided adequate reserves for the payment of such Taxes, (d) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising in the ordinary course of business of the Lessee for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Facility or the Facility Site, the Trust Estate, the Indenture Estate, title thereto or any interest therein and shall not interfere with the use or disposition of any part of the Facility or the Facility Site, the Trust Estate, the Indenture Estate, title thereto or interest therein, or the payment of Rent, and the Lessee shall have provided adequate reserves for the payment of such amounts,
(e) Liens arising out of judgments or awards against the Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and either which have been bonded or for the payment of which adequate reserves shall have been provided so long as such judgment, award or appeal shall not involve any danger of the sale, forfeiture or loss of any part of the Facility or the Facility Site, the Trust Estate, the Indenture Estate, title thereto or any interest therein and shall not interfere with the use or disposition of any part of the Facility or the Facility Site, the Indenture Estate, title thereto or any interest therein, or the payment of Rent, (f) Scheduled Liens, and (g) Liens consented to by the Lessor in accordance with the provisions of Section 12 of the Lease.

                 Permitted Uses and Purposes shall have the meaning set forth in Section 2 of the Support Agreement.

                 Person shall mean any individual, partnership, corporation, trust, unincorporated association or joint venture, a government or any department or agency thereof, or any other entity.

                 Philip Morris Capital Corporation or PMCC shall mean Philip Morris Capital Corporation, a Delaware corporation.

                 Plans and Specifications shall mean the technical specifications of the Facility developed by Newmont, Bechtel Corporation and Lurgi Chemie Metallurgie Industriebau GMBH and provided to the Consulting Engineer.

                 Praxair Agreement shall mean the oxygen supply agreement between the Newmont, as purchaser, and Praxair, Inc., as seller.




                 Pricing Assumptions shall mean the pricing assumptions set forth in Schedule 1 to the Lease; provided, however, that from and after any adjustment pursuant to Section 3(e) or 3(f) of the Lease such term shall mean the pricing assumptions set forth in Schedule 1 to the Lease, as modified in connection with any such adjustment.

                 Prime Rate shall mean the "prime rate" or "base rate" of Citibank, N.A. as announced from time to time.

                 Prospectus shall mean and include any preliminary prospectus and the Final Prospectus.

                 Prudent Mining Industry Practice shall mean, at a particular time, those practices, methods and acts as are in accordance with standards of prudence applicable to the gold mining industry in the western region of the United States of America which would have been expected to accomplish the desired result at the reasonable cost consistent with reliability and safety. Prudent Mining Industry Practice shall not include any practice, method or act that discriminates against the Facility or the Undivided Interest in relation to those practices, methods or acts employed by the Lessee with respect to mining facilities other than the Facility.

                 Purchase Documents shall mean the Bill of Sale, and such other documents as Owner Participant's Counsel and Owner Trustee's Counsel shall deem desirable to convey good and marketable title to the Undivided Interest to the Lessor.

                 Purchase Price shall have the meaning set forth in Section 4 of the Participation Agreement.

                 Reasonable Basis shall mean a basis in law and fact that is reasonable within the meaning of Formal Opinion 85-352 of the American Bar Association.

                 Refunding or Refunding of the Notes shall mean the refunding or reissuing of Notes pursuant to Section 14 of the Participation Agreement and
Section 2.02B of the Indenture.

                 Refunding Agreement shall have the meaning specified in
Section 14(a)(i) of the Participation Agreement.

                 Refunding Closing shall have the meaning specified in Section 14(a)(i) of the Participation Agreement.

                 Refunding Date shall have the meaning specified in Section 14(a)(i) of the Participation Agreement.

                 Refunding Notice shall mean the refunding notice given by the Lessee pursuant to Section 14 of the Participation Agreement.

                 Refunding Securities shall have the meaning specified in
Section 14(a)(i) of the Participation Agreement.

                 Registration Statement shall mean the registration statement, including the Prospectus, filed with the SEC under the Securities Act in connection with the offer, issue and sale of the Pass Through Certificates.

                 Regulations shall mean the income tax regulations promulgated under the Code.

                 Renewal Term shall mean each period during which the Undivided Interest may be leased as permitted by Section 13 of the Lease, or such shorter period as may result from earlier termination as provided in the Lease.

                 Rent shall mean Basic Rent and Supplemental Rent, collectively.

                 Rent Payment Dates shall mean and include each January 5 and July 5 of each year, commencing July 5, 1995, throughout the Basic Term and September 28, 2015, and each March 28 and September 28 of each year throughout each elected Renewal Term.

                 Replacement Component shall have the meaning set forth in
Section 8(c) of the Lease.

                 Required Modification shall mean any Modification required to be made by the Lessee by Applicable Law or Government Rule.

                 Responsible Officer shall mean, with respect to the subject matter of any covenant, agreement or obligation of any party contained in any Transaction Document, the President, any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or other officer who in the normal performance of his operational responsibility would have knowledge of such matter and the requirements with respect thereto.

                 Scheduled Liens shall mean the Liens set forth on Schedule 3 of the Participation Agreement.

                 SEC shall mean the Securities and Exchange Commission of the United States of America.

                 Securities Act shall mean the Securities Act of 1933, as amended.

                 Securities Act Rule shall mean any Rule promulgated by the SEC under the Securities Act.

                 Securities Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

                 Severable, when used with respect to any Modification, shall mean any Modification which can be readily removed from the Facility without materially damaging the Facility or materially diminishing or impairing the value, utility, useful life or condition which the Facility would have had if the applicable Modification had not been made.

                 Shawmut shall mean Shawmut Bank Connecticut, National Association, a national banking association, in its individual capacity.

                 Site Interest shall mean the land on which the Facility is located, leased by the Ground Lessor to the Ground Lessee pursuant to the Ground Lease and Easement, and as such land is described in such Ground Lease and Easement.

                 Stipulated Loss Value, as of any Rent Payment Date, shall mean
(i) during the Interim Term and the Basic Term, an amount equal to the product obtained by multiplying Facility Cost by the percentage in Schedule 3 of Stipulated Loss Values attached to the Lease (which Stipulated Loss Values as originally attached to the Lease are based upon the Pricing Assumptions and are subject to adjustment pursuant to Section 3(e) and Section 3(f) of the Lease) and set forth opposite such Rent Payment Date and (ii) during any Renewal Term, the amount determined by amortizing ratably the Fair Market Value of the Undivided Interest as of the day following the last day of the Basic Term or the last preceding Renewal Term, as the case may be, in semi-annual steps over the remaining term of the Ground Lease and Easement, which amortized amounts shall be set forth in a revised Schedule of Stipulated Loss Values and attached to the Lease pursuant to a Lease Supplement prior to the last day of the Basic Term or the last preceding Renewal Term, as the case may be; provided, however, that, after giving effect to the payment of Basic Rent on such Rent Payment Date and the application thereof to the payment of the regular installment of principal of, and all accrued and unpaid interest on, the Notes then due, Stipulated Loss Value as of any date shall be, under any circumstances and in any event, an amount at least sufficient to pay in full the aggregate unpaid principal amount of all Notes then Outstanding under the Indenture.

                 Supplemental Financing shall have the meaning set forth in
Section 8(g) of the Lease.

                 Supplemental Financing Notes shall mean those Notes issued in conjunction with a Supplemental Financing.

                 Supplemental Rent shall have the meaning set forth in Section 3(b) of the Lease.

                 Support Agreement shall mean the Support Agreement, dated the Closing Date and substantially in the form of Exhibit G to the Participation Agreement.


                 Survey shall have the meaning set forth in section 11(a)(xii) of the Participation Agreement.


                 Tangible Net Worth shall mean with respect to a Person the excess of tangible assets over liabilities of such Person as shown on its balance sheet as of the end of its most recent fiscal period for which a balance sheet is available or as of such other date as the context may require and determined on the basis of GAAP.

                 Tax shall mean any and all present or future fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income, gross or net income, gross receipts, sales, use, rental, occupancy, ad valorem, value added, franchise, business, transfer, capital, property (personal and real, tangible and intangible), intangibles, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, together with any and all penalties, fines, additions to tax and interest thereon.

                 Tax Counsel shall have the meaning set forth in the Tax Indemnity Agreement.

                 Tax Indemnity Agreement shall mean the Tax Indemnity Agreement dated the Closing Date.

                 Tax Law Change shall mean any change in the Code that is enacted or proposed by the Executive Branch, the House Ways and Means Committee, the Senate Finance Committee or the Chairman of either the House Ways and Means Committee or the Senate Finance Committee or any change in the Income Tax Regulations which is promulgated or proposed and effective, on or before the Closing Date, which change affects the Pricing Assumptions.

                 Tax Loss shall have the meaning set forth in the Tax Indemnity Agreement.

                 Tax Representations shall mean those tax representations made by the Lessee in the Tax Indemnity Agreement.

                 Termination Date shall mean the date on which the Lessee terminates the Lease, provided such date follows the eighth anniversary of the Basic Lease Commencement Date and corresponds to a date on which a Basic Rent Payment is due.

                 Termination Value shall mean that value set forth opposite the Termination Date in Schedule 5 to the Lease.


                 Title Company shall have the meaning set forth in Section 11 (a)(xi) of the Participation Agreement.


                 Title Policies shall have the meaning set forth in Section 11 (a)(xi) of the Participation Agreement.


                 Transaction Documents shall mean the Participation Agreement, the Lease, the Tax Indemnity Agreement, the Trust Agreement, the Indenture, the Deed of Trust, the Notes, the Pass Through Trust Agreement, the Pass Through Certificates, the Underwriting Agreement, the Ground Lease and Easement, the Support Agreement, the Assignment of Contracts, and the Purchase Documents.

                 Transaction Expenses shall mean and include the sum of:

                    (i) the reasonable fees of Pass Through Trustee's Counsel, Owner Trustee's Counsel, Indenture Trustee's Counsel, Lessee's Counsel, Lessee's Nevada Counsel, Underwriter's Counsel, Owner Participant's Counsel and Owner Participant's Nevada Counsel for their respective services rendered in connection with the execution and delivery of the Transaction Documents and all expenses and disbursements incurred by each such Person through the Closing Date in connection with such transactions;

                   (ii) the reasonable initial fees of the Owner Trustee and the Indenture Trustee, and out-of-pocket expenses of each such Person through the Closing Date in connection with the transactions;

                  (iii) an amount equal to the product of (A) the aggregate of all costs of issue of the Pass Through Certificates, including the costs of preparing the Transaction Documents, filing fees relating to the Registration Statement, the reasonable initial fees of the Pass Through Trustee and its out-of-pocket expenses through the Closing Date, rating agency fees, and the discounts and commissions of the Underwriters, multiplied by (B) the Lessor's Share;

                   (iv) all stenographic, printing and reproduction costs and expenses incurred in connection with the execution and delivery of the Participation Agreement and the other Transaction Documents and all other agreements, documents or instruments prepared in connection therewith;

                    (v) the fees and expenses of Enterprise Appraisal Co. for its services in preparing its letter of appraisal and engineering report in connection with the Participation Agreement;

                   (vi) the out-of-pocket expenses of the Owner Participant through the Closing Date in connection with the transaction contemplated by the Transaction Documents;

                  (vii) the fees and expenses of JBR Environmental Consultants, Inc. for its services in advising the Owner Participant and preparing the environmental report contemplated by Section 11(a)(xxxiv) of the Participation Agreement; and


                 (viii) the fees and expenses of the Consulting Engineer for its services in advising the Owner Participant and delivering the completion letter contemplated by Section 11(a)(xxxi) of the Participation Agreement.

                 Transfer shall mean the transfer, by bill of sale or otherwise, by the Lessor to the Lessee of all the Lessor's right, title and interest in and to the Undivided Interest on an "as is, where is" basis, free and clear of all Lessor's Liens but otherwise without recourse, representation or warranty, express or implied, including an express disclaimer of representations and warranties in a manner comparable to that set forth in
Section 6(b) of the Lease, together with the due assumption by the Lessee of, and the due release of the Lessor from, all the Lessor's obligations and liabilities under the Transaction Documents by instrument or instruments satisfactory in form and substance to the Lessor, and Transferred shall be construed accordingly.

                 Transferee shall have the meaning set forth in Section 17 of the Participation Agreement.

                 Trust shall mean the trust created by the Trust Agreement.

                 Trust Agreement shall mean the Trust Agreement [No. 1][No.2], dated as of July 15, 1994, in the form of Exhibit A to the Participation Agreement, as such Agreement shall be amended from time to time in accordance with the terms thereof and of the Transaction Documents.

                 Trust Estate shall have the meaning set forth in Section 2(b) of the Trust Agreement.

                  Trustee's Expenses shall mean any and all liabilities, obligations, costs, compensation, fees, expenses and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever (other than such amounts as are included in Transaction Costs) which may be imposed on, incurred by or asserted against the Indenture Trustee or any of its agents, servants or personal representatives, in any way relating to or arising out of the Indenture, the Indenture Estate, the Participation Agreement or the Lease, or any document contemplated thereby, or the performance or enforcement of any of the terms thereof, or in any way relating to or arising out of the administration of such Indenture Estate or the action or inaction of the Indenture Trustee under the Indenture; provided, however, that such amounts shall not include any Taxes or any amount expressly excluded from the Lessee's indemnity obligations pursuant to Section 13(b)(ii) of the Participation Agreement.

                  UCC or Uniform Commercial Code shall mean the Uniform Commercial Code as in effect in the States of Nevada and Colorado, respectively.

                  Underwriters shall mean Salomon Brothers Inc, Chemical Securities Inc., CS First Boston Corporation and Lazard Freres & Co.

                  Underwriters' Counsel shall mean Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017.

                  Underwriting Agreement shall mean the agreement between Newmont and the Underwriters relating to the offering and sale of the Pass Through Certificates.

                  Undivided Interest shall mean a [75%][25%] undivided interest in the Facility.

                  U.S. Financial Obligations shall mean an instrument or instruments evidencing indebtedness for borrowed money of Newmont denominated in U.S. dollars in an amount in excess of $40 million.

                  U.S. Properties shall mean the real property and tangible assets of Newmont physically located in the United States.

                  User shall have the meaning set forth in Section 2 of the Support Agreement.

                  Weighted Average Life to Maturity shall have the meaning set forth in Section 1.01 of the Indenture.